        As filed with the Securities and Exchange Commission on October 27, 2003

Registration No. 333-109188

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAGNUM HUNTER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	87-0462881

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

See "Table of Additional Registrants" on the following page for information relating to the subsidiaries of Magnum Hunter Resources, Inc. that may guarantee payments owed on the debt securities registered hereunder.

600 East Las Colinas Blvd., Suite 1100
Irving, Texas 75039
(972) 401-0752
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Morgan F. Johnston
Magnum Hunter Resources, Inc.
600 East Las Colinas Blvd., Suite 1100
Irving, Texas 75039
(972) 401-0752
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201-2784
Attention: David E. Morrison (214) 855-8000
                 Lara A. Haschke (713) 651-5151

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, as determined by market conditions.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	(1)	(2)	--
Preferred Stock	(1)	(2)	--
Depositary Shares	(1)	(2)	--
Warrants	(1)	(2)	--
Debt Securities (3)	(1)	(2)	--
Guarantees of Debt Securities (4)	--	--	--

Subtotal	--	$ 200,000,000.00	--

Common Stock (5)	5,000,000	$ 38,325,000.00	--
Total	$--	$238,325,000.00	$ --(6)

(1)	An indeterminate dollar amount of common stock, preferred stock, depositary shares, warrants, debt securities and guarantees of debt securities may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $200,000,000.00. In addition, these securities may be issued upon conversion, redemption, or exercise of debt securities, preferred stock, depositary shares or warrants.

(2)	Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security.

(3)	If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $200,000,000.00.

(4)	Canvasback Energy, Inc., ConMag Energy Corporation, Gruy Petroleum Management Co., Hunter Gas Gathering, Inc., Magnum Hunter Production, Inc., Oklahoma Gas Processing, Inc., PEC (Delaware), Inc., Pintail Energy, Inc., Prize Energy Resources, L.P., Prize Operating Company, Redhead Energy, Inc., and TrapMar Properties, Inc. may guarantee the debt securities of Magnum Hunter Resources, Inc. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees of the debt securities being registered.

(5)	The proposed maximum aggregate offering price per share of common stock of $7.665 is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices as reported on the New York Stock Exchange on September 22, 2003.

(6)	Magnum Hunter Resources, Inc. paid a registration fee of $52,800.00 in connection with its Registration Statement on Form S-3 (Reg. No. 333-45552) that was filed with the Securities and Exchange Commission on September 11, 2000, and terminated by the filing of a Post Effective Amendment No. 1 on September 26, 2003. $733,526.11 of securities were sold under the earlier registration statement. Pursuant to Rule 457(p), $52,606.00 of the $52,800.00 registration fee paid for the earlier registration statement is offsetting the $19,280.50 registration fee due for this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

TABLE OF ADDITIONAL REGISTRANTS
UNDER REGISTRATION STATEMENT ON FORM S-3

        The following subsidiaries of Magnum Hunter Resources, Inc. are co-registrants under this Registration Statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:

NAME	JURISDICTION OF ORGANIZATION	I.R.S. IDENTIFICATION NO.
Canvasback Energy, Inc.	Delaware	01-0615110
ConMag Energy Corporation	Texas	75-2715164
Gruy Petroleum Management Co.	Texas	75-1074365
Hunter Gas Gathering, Inc.	Texas	75-1222501
Magnum Hunter Production, Inc.	Texas	75-2589131
Oklahoma Gas Processing, Inc.	Delaware	73-1566476
PEC (Delaware), Inc.	Delaware	73-1567808
Pintail Energy, Inc.	Delaware	01-0615093
Prize Energy Resources, L.P.	Delaware	73-1565425
Prize Operating Company	Delaware	73-1565426
Redhead Energy, Inc.	Delaware	01-0615099
TrapMar Properties, Inc.	Texas	75-1896997

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, a basic prospectus which covers the offering, issuance and sale of debt securities, guarantees, common stock, preferred stock, depositary shares and warrants of Magnum Hunter Resources, Inc. and a sales agreement prospectus that relates to our common stock that we may issue and sell under a sales agreement that we plan to enter into with Cantor Fitzgerald. The complete basic prospectus immediately follows this explanatory note. The sales agreement prospectus immediately follows the basic prospectus.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT THAT CONTAINS THIS PROSPECTUS AND THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

$200,000,000

MAGNUM HUNTER RESOURCES, INC.

Common Stock
Preferred Stock
Depositary Shares
Warrants
Debt Securities

        By this prospectus, we, Magnum Hunter Resources, Inc., may offer and sell from time to time up to $200 million of:

o	common stock;
o	preferred stock;
o	depositary shares;
o	warrants;
o	debt securities; or
o	guarantees, if any, of our payment obligations under any debt securities, given by one or more of our subsidiaries named in this prospectus,

on terms to be determined at the time of the offering. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

        Our common stock is listed on the New York Stock Exchange under the symbol “MHR”.

        Our address is 600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039, and our telephone number is (972) 401-0752.

        You should carefully consider the risk factors beginning on page 7 of this prospectus before you make an investment in our securities.

_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2003 .

        You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the applicable prospectus supplement.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where you can find more information” below.

ABOUT MAGNUM HUNTER RESOURCES, INC.

        We are an independent energy company engaged in the exploration, exploitation and development, acquisition and operation of oil and gas properties with a geographic focus in the Mid-Continent Region, Permian Basin Region, Gulf Coast Region and the Gulf of Mexico.

        As used in this prospectus, “we,” “us,” “our,” and “Magnum Hunter” mean Magnum Hunter Resources, Inc. and, where the context requires, include our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Securities and Exchange Commission’s public reference room, which is located at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. This information is also available on-line through the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (EDGAR), located on the SEC’s web site (http://www.sec.gov).

        We have filed a registration statement with the Securities and Exchange Commission on Form S-3 with respect to this offering. This prospectus is a part of the registration statement, but the prospectus does not repeat important information that you can find in the registration statement, reports and other documents that we have filed with the Securities and Exchange Commission. The Securities and Exchange Commission allows us to “incorporate by reference” other documents filed with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to other documents. The information that is incorporated by reference is an important part of this prospectus and information that we file later with the Securities and Exchange Commission will automatically update and may replace information in this prospectus and information previously filed with the Securities and Exchange Commission. The documents listed below and any future filings made with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 are incorporated by reference in this prospectus until the termination of this offering.

o	Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 31, 2003.

o	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the Securities and Exchange Commission on May 15, 2003.

o	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003, filed with the Securities and Exchange Commission on August 6, 2003.

o	The description of our common stock contained in the Registration Statement on Form 8-A (File No. 001-12508) initially filed on June 14, 2002, and any subsequent amendment thereto filed for the purpose of updating such description.

        As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this prospectus, you should rely on the statements made in the most recent document.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States must inform themselves about and observe any restrictions as to this offering and the distribution of this prospectus applicable in those jurisdictions.

        You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

M. Bradley Davis Senior Vice President-- Capital Markets & Corporate Development Magnum Hunter Resources, Inc. 600 East Las Colinas Blvd., Suite 1100 Irving, Texas 75039 (972) 401-0752

DISCLOSURE REGARDING FORWARDING LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents we have incorporated by reference contain “forward-looking” statements. The words “believe, “expect,” “estimate” and “anticipate” and similar expressions identify forward-looking statements. Forward-looking statements include those that address activities, events or developments that we expect or anticipate will or may occur in the future. These include the following:

o	the amount and nature of future capital expenditures,
o	business strategy and measures to carry out strategy,
o	competitive strengths,
o	goals and plans,
o	expansion and growth of our business and operations,
o	references to intentions as to future matters and
o	other similar matters.

        Actual results may differ materially from anticipated results for a number of reasons, including: drilling results; oil and gas prices; industry conditions; the prices of goods and services; the availability of drilling rigs and other support services; and the availability of capital resources.

        A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe we have chosen these assumptions or bases in good faith and that they are reasonable. We caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the risk factors set forth under the caption “Risk Factors” and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will not update these statements unless the securities laws require us to do so.

THE COMPANY

Certain Definitions

        As used in this prospectus:

o	“Mcf” means thousand cubic feet;
o	“MMcf” means million cubic feet;
o	“Bcf” means billion cubic feet;
o	“Bbl” means barrel;
o	“Mbbls” means thousand barrels; and
o	“MMBbls” means million barrels.
o	“BOE“ means barrel of oil equivalent;
o	“Mcfe” means thousand cubic feet of natural gas equivalent;
o	“Mmcfe” means million cubic feet of natural gas equivalent; and
o	“Bcfe” means billion cubic feet of natural gas equivalent.

        Natural gas equivalents and crude oil equivalents are determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

o	“Proved reserves” means the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(i)	Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(ii)	Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the “proved” classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(iii)	Estimates of proved reserves do not include the following: (A) oil that may become available form known reservoirs but is classified separately as “indicated additional reserves”; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

“Reserve life” is an estimate of the productive life of a proved reservoir and for purposes of this prospectus is calculated by dividing the proved reserves (on an Mcfe basis) at the end of the period by projected production volumes for the next 12 months.

All estimates of reserves, unless otherwise noted, are reported on a “net” basis. Information regarding production, acreage and numbers of wells is set forth on a gross basis, unless otherwise noted.

o	“PV-10” means the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of 10% and assuming continuation of existing economic conditions. This measure of estimated future net revenues is not in accordance with generally accepted accounting principles. Management uses this measure because certain investors deem it meaningful in determining the Company’s fair market value of its proved reserves. The measure of discounted future net cash flows in accordance with generally accepted accounting principles is an estimate of future net cash flows after giving effect to the payment of income taxes;

o	“Proved developed oil and gas reserves” means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved; and

o	“Proved undeveloped reserves” are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances are estimates for proved undeveloped reserves attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

What Is Magnum Hunter Resources, Inc.?

Through our subsidiaries, we operate as an independent energy company. Magnum Hunter Resources, Inc. is a holding company whose ownership interests include the following entities:

o	Magnum Hunter Production, Inc., a Texas corporation that owns oil and gas property interests;
o	Hunter Gas Gathering, Inc., a Texas corporation that owns certain gas gathering systems and gas processing plants;
o	Gruy Petroleum Management Company, a Texas corporation that serves as the operating company for Magnum Hunter and third parties;

o	Prize Energy Resources, L.P., a Delaware limited partnership that owns oil and gas property interests;
o	Prize Operating Company, a Delaware corporation that serves as the operating company with respect to certain oil and gas interests owned by Prize Energy Resources, L.P.;

o	Oklahoma Gas Processing, Inc., a Delaware corporation that owns gas gathering systems and gas processing plants;
o	Conmag Energy Corporation, a Texas corporation that owns oil and gas property interests; and
o	Trapmar Properties Inc., a Texas corporation that owns oil and gas property interests.

What do we do?

        We are an independent energy company engaged in the exploration, exploitation and development, acquisition and operation of oil and gas properties with a geographic focus in the Mid-Continent Region, Permian Basin Region, Gulf Coast Region and the Gulf of Mexico. Our management has implemented a business strategy that emphasizes the acquisition of long-lived proved reserves with significant exploitation and development opportunities where we generally can control the operations of the properties.

        As part of this strategy, from 1996 through 2002, we acquired significant properties from Burlington Resources Inc., Spirit Energy 76, a business unit of Union Oil Company of California, Vastar Resources, Inc. and Mallon Resources Corporation. On March 15, 2002, we acquired Prize Energy Corp., which was merged into one of our wholly-owned subsidiaries. Prize was a publicly traded independent oil and gas company engaged primarily in the acquisition, enhancement and exploitation of producing oil and gas properties. Prize owned oil and gas properties principally located in three core operating areas, which were in the Permian Basin of West Texas and Southeastern New Mexico, the onshore Gulf Coast area of Texas and Louisiana and the Mid-Continent area of Oklahoma and the Texas Panhandle. Over 80% of Prize’s oil and gas property base was located in Texas. In addition to our focus on selected exploratory drilling prospects in the Gulf of Mexico as described below, we intend to continue to concentrate our efforts on additional producing property acquisitions strategically located within our geographic area of operations. We also intend to continue to develop our substantial inventory of drilling and workover opportunities located onshore..

        In 1998, we acquired an approximate 40% beneficial ownership interest in TEL Offshore Trust, a trust created under the laws of the state of Texas. The principal asset of TEL consists of a 99.99% interest in the TEL Offshore Trust partnership. Chevron USA Inc. owns the remaining .01% interest in the partnership. The partnership owns an overriding royalty interest equivalent to a 25% net profits interest in certain oil and gas properties located offshore Louisiana in the shallow waters in the Gulf of Mexico. As of September 9, 2003, Magnum Hunter owned approximately 33% of the units of beneficial ownership in TEL.

        Additionally, we own and operate three gas gathering systems covering over 480 miles and a 50% or greater ownership interest in four natural gas processing plants that are located adjacent to certain company-owned and operated producing properties within the states of Texas, Oklahoma and Arkansas.

        At December 31, 2002, we had an interest in 5,612 wells and had estimated proved reserves of 837 Bcfe with a present value discounted at 10%, or PV-10, of $1.25 billion. Approximately 78% of these reserves were proved developed reserves with a geographic breakdown as follows: 36% attributable to the Mid-Continent Region, 44% attributable to the Permian Basin Region, 9% attributable to the Gulf Coast Region and 11% attributable to the Gulf of Mexico. At December 31, 2002, our proved reserves had an estimated reserve life of approximately 10.3 years and were 55% natural gas. As of December 31, 2002, we served as operator for approximately 79% of our properties, based on the gross number of wells in which we own an interest, and 76% of our properties, based upon the year-end PV-10 value.

        As a result of our property acquisitions and successful drilling activities during 2002, Magnum Hunter has achieved growth as described below:

o	Proved reserves increased 121% to 837 Bcfe at year-end 2002 from 378 Bcfe at year-end 2001; and
o	Average daily production increased 113% to 194,338 Mcfe during fiscal 2002 from 91,292 Mcfe in fiscal 2001. We had an exit rate of approximately 186 MMcfe at year-end 2002.

What is our business strategy?

        Our overall strategy is to increase our reserves, production, cash flow and earnings, utilizing a properly balanced program of:

o	selective exploration;
o	the exploitation and development of acquired properties; and
o	strategic acquisitions of additional proved reserves.

        The following are key elements of our strategy:

        Exploration.        We plan to continue to participate in drilling Gulf of Mexico exploratory wells in an effort to add higher-output production to our reserve mix, especially during high commodity price periods. The continued use of 3-D seismic information as a tool in our exploratory drilling in the Gulf of Mexico will be significant. Since 2001, we have built a significant inventory of undrilled offshore lease blocks. We plan to continue to align ourselves with other active Gulf of Mexico industry partners who have similar philosophies and goals with respect to a “fast track” program of placing new production online. This typically involves drilling wells near existing infrastructure such as production platforms, facilities and pipelines. We also maintain an active onshore exploration program primarily concentrated in West Texas and Southeastern New Mexico where we have various other operations in core areas. From time to time, we participate in higher-risk new exploration projects generated by third parties in areas along the Gulf Coast of Texas and Louisiana.

        Exploitation and Development of Existing Properties. We will continue to seek to maximize the value of our existing properties through development activities including in-fill drilling, waterflooding and other enhanced recovery techniques. Typically, our exploitation projects do not have significant time limitations due to the existing mineral acreage being held by current production. By operating a substantial majority of our properties, our management is provided maximum flexibility with respect to the timing of capital expended to develop these opportunities.

        Property Acquisitions. Although we currently have an extensive inventory of exploitation and development opportunities, we will continue to pursue strategic acquisitions which fit our objectives of increasing proved reserves in similar geographic regions that contain development or exploration potential combined with maintaining operating control. We plan to continue to pursue an acquisition strategy of acquiring long-lived assets where operating synergies may be obtained and production enhancements, either on the surface or below ground, may be achieved.

        Management of Overhead and Operating Costs. We will continue to emphasize strict cost controls in all aspects of our business and will continue to seek to operate our properties wherever possible, utilizing a minimum number of personnel. By operating approximately 76% of our properties on a PV-10 basis, we will generally be able to control direct operating and drilling costs as well as to manage the timing of development and exploration activities. This operating control also provides greater flexibility as to the timing requirements to fund new capital expenditures. By strictly controlling Magnum Hunter’s general and administrative expenses, management strives to maximize our net operating margin.

RISK FACTORS

Risks related to the oil and gas industry

A decrease in oil and natural gas prices will adversely affect our financial results.

        Our revenues, profitability and the carrying value of our oil and gas properties depend substantially upon prevailing prices of, and demand for, oil and gas and the costs of acquiring, finding, developing and producing reserves. Oil and gas prices also substantially affect our ability to maintain or increase our borrowing capacity, to repay current or future indebtedness, and to obtain additional capital on attractive terms. Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas fluctuate widely in response to:

o	relatively minor changes in the supply of, and demand for, oil and gas;
o	market uncertainty both domestically and worldwide; and
o	a variety of additional factors, all of which are beyond our control.

        These factors include domestic and foreign political conditions, the price and availability of domestic and imported oil and gas, the level of consumer and industrial demand, weather, domestic and foreign government relations, the price and availability of alternative fuels and overall economic conditions. Also, our ability to market our production depends in part upon the availability, proximity and capacity of gathering systems, pipelines and processing facilities. Volatility in oil and gas prices could affect our ability to market our production through such systems, pipelines or facilities. Currently, we sell substantially all our gas production to gas marketing firms or end users either on the spot market on a month-to-month basis at prevailing spot market prices or under long-term contracts based on current spot market prices.

        Under the full cost accounting method, we are required to take a non-cash charge against earnings if capitalized costs of acquisition, exploration and development, net of depletion, depreciation and amortization, less deferred income taxes, exceed the present value of our proved reserves and the lower of cost or fair value of unproved properties after income tax effects. Once incurred, a write-down of oil and gas properties is not reversible at a later date even if oil and gas prices increase. We did not incur a write-down of our oil and gas property pool at year-end 2002.

You should not place undue reliance on our reserve data because they are estimates.

        This prospectus contains estimates of our oil and gas reserves and the future net cash flows that were prepared by independent petroleum consultants. There are numerous uncertainties inherent in estimating quantities of proved reserves of oil and natural gas and in projecting future rates of production and the timing of development expenditures, including many factors beyond our control. The estimates rely on various assumptions, including, for example, constant oil and gas prices, operating expenses, capital expenditures and the availability of funds, and are therefore inherently imprecise indications of future net cash flows. Actual future production, cash flows, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves.

        You should not construe the present value of proved reserves referred to in this prospectus as the current market value of the estimated proved reserves of oil and natural gas attributable to our properties. We have based the estimated discounted future net cash flows from proved reserves generally on year-end prices and costs, but actual future prices and costs may vary significantly. The following factors may also affect actual future net cash flows:

o	the timing of both production and related expenses;
o	changes in consumption levels; and
o	governmental regulations or taxation.

        In addition, the calculation of the present value of the future net cash flows uses a 10% discount rate, which is not necessarily the most appropriate discount rate based on interest rates in effect from time to time and risks associated with our reserves or the oil and gas industry in general. Furthermore, we may need to revise our reserves downward or upward based upon actual production, results of future development and exploration, supply and demand for oil and natural gas, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

Maintaining reserves and revenues in the future depends on successful exploration and development.

        Our future success depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable. Unless we successfully explore or develop or acquire properties containing proved reserves, our proved reserves will generally decline as we produce them. The decline rate varies depending upon reservoir characteristics and other factors. Our future oil and gas reserves and production, and, therefore, cash flow and income, depend greatly upon our success in exploiting our current reserves and acquiring or finding additional reserves. We cannot assure you that our planned development projects and acquisition activities will result in significant additional reserves or that we will successfully drill productive wells at economic returns to replace our current and future production.

Our operations are subject to delays and cost overruns, and our activities may not be profitable.

        We intend to increase our exploration activities and to continue our development activities. Exploratory drilling and, to a lesser extent, developmental drilling of oil and gas reserves involve a high degree of risk. We have expanded, and plan to increase our capital expenditures on, our exploration efforts, including offshore exploration, which involve a higher degree of risk than our development activities. It is possible that we will not obtain any commercial production or that drilling and completion costs will exceed the value of production. The cost of drilling, completing and operating wells is often uncertain. Numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment, may curtail, delay or cancel drilling operations. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs.

We conduct waterflood projects and other secondary recovery operations.

        Secondary recovery operations involve certain risks, especially the use of waterflooding techniques. Our inventory of development prospects includes waterflood projects. With respect to our properties located in the Permian Basin, we have identified significant potential expenditures related to further developing existing waterfloods. Waterflooding involves significant capital expenditures and uncertainty as to the total amount of recoverable secondary reserves. In waterflood operations, there is generally a delay between the initiation of water injection into a formation containing hydrocarbons and any increase in production. The operating cost per unit of production of waterflood projects is generally higher during the initial phases of such projects due to the purchase of injection water and related production enhancement costs. Costs are also higher during the later stages of the life of the project as production declines. The degree of success, if any, of any secondary recovery program depends on a large number of factors, including the amount of primary production, the porosity and permeability of the formation, the technique used, the location of injector wells and the spacing of both producing and injector wells.

We hedge our oil and gas production.

        Periodically, we have entered into hedging transactions to reduce the effects of fluctuations in crude oil and natural gas prices. At June 30, 2003, Magnum Hunter had 58% of its natural gas production and 66% of its crude oil production hedged through December 31, 2003. In addition, at June 30, 2003, Magnum Hunter had 40% of its natural gas production and 36% of its crude oil production hedged for the calendar year 2004. The hedging activities of the company, while intended to reduce sensitivity to changes in market prices of oil and gas, are subject to a number of risks including instances in which we or the counterparties to our hedging contracts fail to perform. Additionally, the fixed price sales and hedging contracts limit the benefits the company will realize if actual prices rise above the contract prices.

Our operations are subject to many laws and regulations.

        The oil and gas industry is heavily regulated. Extensive federal, state, local and foreign laws and regulations relating to the exploration for and development, production, gathering and marketing of oil and gas affect our operations. Some of the regulations set forth standards for discharge permits for drilling operations, drilling and abandonment bonds or other financial responsibility requirements, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity to conserve supplies of oil and gas.

        Numerous environmental laws, including but not limited to, those governing the management of waste, the protection of water and air quality, the discharge of materials into the environment, and the preservation of natural resources, impact and influence our operations. If we fail to comply with environmental laws regarding the discharge of oil, gas, or other materials into the air, soil or water we may be subject to liabilities to the government and third parties, including civil and criminal penalties. These regulations may require us to incur costs to remedy the discharge. Laws and regulations protecting the environment have become more stringent in recent years, and may, in some circumstances, result in liability for environmental damage regardless of negligence or fault. New laws or regulations, or modifications of or new interpretations of existing laws and regulations, may increase substantially the cost of compliance or adversely affect our oil and gas operations and financial condition. From time to time, we have agreed to indemnify sellers of producing properties against some liabilities for environmental claims associated with these properties. Material indemnity claims may also arise with respect to properties acquired by or from us. Additionally, as a result of our merger with Prize in 2002, we are responsible for any environmental liabilities Prize may have had in the past or which may occur in the future from Prize’s properties. While we do not anticipate incurring material costs in connection with environmental compliance and remediation, we cannot guarantee that we will not incur material costs.

Marketability of our oil and natural gas production may be affected by factors beyond our control.

        The marketability of our production depends in part upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities. Most of our natural gas is delivered through gathering systems and pipelines that we do not own. Federal and state regulation of oil and natural gas production and transportation, tax and energy policies, changes in supply and demand and general economic conditions all could adversely affect our ability to produce and market our oil and natural gas. Our business is subject to operating hazards that could result in substantial losses.

        The oil and natural gas business involves operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks, any of which could cause us substantial losses. In addition, we may be liable for environmental damage caused by previous owners of property we own or lease. As a result, we may face substantial liabilities to third parties or governmental entities, which could reduce or eliminate funds available for exploration, development or acquisitions or cause us to incur losses. An event that is not fully covered by insurance¯for example, losses resulting from pollution and environmental risks, which are not fully insurable¯could have a material adverse effect on our financial condition and results of operations.

Exploratory drilling is an uncertain process with many risks.

        Exploratory drilling involves numerous risks, including the risks that we will not find any commercially productive natural gas or oil reservoirs. The cost of drilling, completing and operating wells is often uncertain, and a number of factors can delay or prevent drilling operations, including:

o	unexpected drilling conditions;
o	pressure or irregularities in formations;
o	equipment failures or accidents;
o	adverse weather conditions;
o	compliance with governmental requirements; and
o	shortages or delays in the availability of drilling rigs or in the delivery of equipment.

        Our future drilling activity may not be successful, nor can we be sure that our overall drilling success rate or our drilling success rate for activity within a particular area will not decline. Unsuccessful drilling activities could have a material effect on our results of operations and financial condition. Also, we may not be able to obtain any options or lease rights in potential drilling locations that we identify. Although we have identified numerous potential drilling locations, we can not be sure that we will ever drill them or that we will produce natural gas or oil from them or any other potential drilling locations.

Our acquisitions involve certain risks.

        We have grown primarily through acquisitions and intend to continue acquiring oil and gas properties in the future. Although we review and analyze the properties that we acquire, such reviews are subject to uncertainties. It generally is not possible to review in detail every individual property involved in an acquisition. Ordinarily, we focus our review on the higher-valued properties. However, even a detailed review of all properties and records may not reveal existing or potential problems. Economics dictate that we cannot become sufficiently familiar with all the properties to assess fully their deficiencies and capabilities. We do not always conduct inspections on every well. Even when we do inspect a specific well, we cannot always detect potential problems, such as mechanical integrity of equipment and environmental conditions that may require significant remedial expenditures.

        As our merger with Prize in 2002 demonstrates, we have begun to focus our acquisition efforts on larger packages of oil and gas properties. Acquisitions of larger oil and gas properties may involve substantially higher costs and may pose additional issues regarding operations and management. We cannot assure you that we will be able to successfully integrate all of the oil and gas properties that we acquire into our operations or that we will achieve desired profitability objectives.

We are subject to substantial competition.

        We encounter substantial competition in acquiring properties, drilling for new reserves, marketing oil and gas, securing trained personnel and operating our properties. Many competitors have financial and other resources that substantially exceed our resources. Our competitors in acquisitions, development, exploration and production include major oil companies, natural gas utilities, independent power producers, numerous independents who are both public and private, individual proprietors and others. Our competitors may be able to pay more for desirable leases and may be able to evaluate, bid for and purchase a greater number of properties or prospects than our financial or personnel resources will permit.

Our business may be adversely affected if we lose our key personnel.

        We depend greatly upon three key individuals within our management team: Gary C. Evans, Richard R. Frazier and Charles R. Erwin. The loss of the services of any of these individuals could materially impact our operations.

Risks related to substantial leverage

We have a significant amount of debt.

        In connection with our merger with Prize in 2002, we issued $300 million of 9.6% senior notes due 2012 and established a new credit facility with a borrowing base of $300 million at June 30, 2003, that is secured by the assets of the combined company. Proceeds from the senior notes offering and borrowings under the new credit facility were used to refinance the outstanding indebtedness under the existing senior credit facilities of both Magnum Hunter and Prize, fund the cash component of the merger consideration in the merger with Prize and pay costs and fees associated with the merger. As a result of the merger, the combination of our outstanding 10% senior notes due 2007, our new issuance of the 9.6% senior notes due 2012 and our new senior bank credit facility, created outstanding long term debt, excluding the current portion, that totaled approximately $576 million as of June 30, 2003. Because we must dedicate a substantial portion of our cash flow from operations to the payment of interest on our debt, that portion of our cash flow is not available for other purposes. The covenants contained in our new credit facility and the indentures relating to our two issuances of senior notes require us to meet financial tests and limit our ability to borrow additional funds or to acquire or dispose of assets. Also, our ability to obtain additional financing in the future may be impaired by our substantial leverage. Additionally, the senior, as opposed to subordinated, status of our 10% senior notes due 2007 and our 9.6% senior notes due 2012, our high debt to equity ratio, and the pledge of substantially all of our assets as collateral for our new credit facility will, for the foreseeable future, make it difficult for us to obtain financing on an unsecured basis or to obtain secured financing other than “purchase money” indebtedness collateralized by the acquired assets.

We may not be able to meet our capital requirements.

        We will need to continue to make substantial capital expenditures for the acquisition, enhancement, exploitation and production of oil and natural gas reserves. Without successful enhancement, exploitation and acquisition activities, our reserves and revenues will decline over time due to natural depletion. Our oil and natural gas capital expenditures for the year 2003 are budgeted at $115 million, which we intend to use for enhancement, exploitation and drilling activities. We intend to finance our capital expenditures, other than significant acquisitions, from internally generated funds provided by operations and borrowings under our new credit facility. The timing of most of our capital expenditures is discretionary, with no long-term capital commitments. Consequently, we have a significant degree of flexibility to adjust the amounts of our capital expenditures as circumstances may warrant. However, in the long term, if our cash flow from operations and availability under our new credit facility are not sufficient to satisfy capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to allow us to fund our continued growth.

        Our new credit facility and the indentures governing our senior notes impose restrictions on us that may limit the discretion of our management in operating our business that, in turn, could impair our ability to repay our obligations under the notes.

        Our new credit facility and the indentures governing our senior notes contain various restrictive covenants that limit our management’s discretion in operating our business. In particular, these covenants limit our ability to, among other things:

o	incur additional debt;
o	make restricted payments (including paying dividends on, redeeming or repurchasing our capital stock);
o	make investments or acquisitions;
o	grant liens on assets;
o	sell our assets;
o	engage in transactions with affiliates; and
o	merge, consolidate or transfer substantially all of our assets.

Under some circumstances, including if we fail to meet certain financial tests, the indentures governing our senior notes prohibit us from borrowing the full amount of availability under our new credit facility.

        Our new credit facility also requires us to maintain specified financial ratios and satisfy some financial tests. Our ability to maintain or meet these financial ratios and tests may be affected by events beyond our control, including changes in general economic and business conditions, and we cannot assure you that we will maintain or meet these ratios and tests or that the lenders under the new credit facility will waive any failure to meet these ratios or tests. A breach of any of these covenants could result in an event of default under the new credit facility, in which case the lenders could elect to declare all amounts borrowed under the new credit facility, together with unpaid accrued interest, to be immediately due and payable and to terminate all commitments under the new credit facility.

Risks related to our common stock

The market price of our common stock and our ability to raise equity could be adversely affected by sales of substantial amounts of common stock in the public market or the perception that such sales could occur.

        A substantial number of our shares are issuable upon the exercise of options and warrants. A substantial number of shares will be available for sale under Rule 144 by our management and other affiliates who collectively own approximately 25% of our outstanding common stock as of June 30, 2003.

        In addition, we will have a significant number of shares that are freely transferable without restriction. We had approximately 67,257,338 shares of common stock issued and outstanding as of September 17, 2003. We may, from time to time, issue and sell up to 5,000,000 additional shares of common stock through Cantor Fitzgerald. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing and future market prices for our common stock and could impair our ability to raise capital through the sale of equity securities in the future.

We have never paid cash dividends on our common stock.

        We have not previously paid any cash dividends on our common stock and we do not anticipate paying cash dividends on our common stock in the foreseeable future. We intend to reinvest all available funds for the development and growth of our business. In addition, our new credit facility and the indentures governing our 10% senior notes due 2007 and our 9.6% senior notes due 2012, restrict the payment of cash dividends on some types of securities.

We have outstanding preferred stock and have the ability to issue more.

        Our common stock is subordinate to all outstanding classes of preferred stock in the payment of dividends and other distributions made with respect to the common stock, including distributions upon liquidation or dissolution of Magnum Hunter. Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock without first obtaining stockholder approval, except in limited circumstances. We have previously issued several series of preferred stock. Although only the 1996 Series A Convertible Preferred Stock is currently outstanding and it is presently owned 100% by a wholly-owned subsidiary, we have the ability to resell such securities to a third party. If we designate or issue other series of preferred stock, it will create additional securities that will have dividend and liquidation preferences over the common stock. If we issue convertible preferred stock, a subsequent conversion may dilute the current common stockholders’ interest.

Anti-takeover provisions may affect your rights as a stockholder.

        Our articles of incorporation and bylaws and Nevada law include provisions that may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include authorized “blank check” preferred stock, restrictions, under some circumstances, on business combinations with stockholders who own 10% or more of our common stock and restrictions, under some circumstances, on a stockholder’s ability to vote the shares of our common stock it owns when it crosses specified thresholds of ownership. Our ability to issue preferred stock may also delay or prevent a change in control of Magnum Hunter without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. Under some circumstances, the issuance of preferred stock could depress the market price of our common stock.

        In January 1998 our Board of Directors adopted a stockholder rights plan. Under the stockholder rights plan, the rights initially represent the right to purchase one one-hundredth of a share of 1998 Series A Junior Participating Preferred Stock for $35.00 per share. The rights become exercisable only if a person or a group acquires or commences a tender offer for 15% or more of our common stock, a so-called “acquiring person.” The stockholder rights plan was amended so that Natural Gas Partners V, L.P. would not be considered an “acquiring person” by reason of our merger with Prize. Until these rights become exercisable, they attach to and trade with our common stock. The rights issued under the stockholder rights plan expire January 20, 2008.

        In addition, a change of control, as defined under the indentures relating to our senior notes, would entitle the holders of those notes to put those notes to us under the indentures and would entitle the lenders to accelerate payment of outstanding indebtedness under our new credit facility. Both of these events could discourage takeover attempts by making such attempts more expensive and requiring greater capital resources.

Risks related to our debt securities

We are a holding company and, except for cash on hand, are dependent on earnings of and cash flow from our subsidiaries, which could be subject to statutory restrictions impeding their ability to transfer to us those funds necessary for us to pay principal and interest on any debt securities.

        We are a holding company, and our assets primarily consist of the stock of our subsidiaries. Any debt securities offered by this prospectus will be direct unsecured obligations of Magnum Hunter Resources, Inc., which derives all of its revenues from the operations of its subsidiaries. As a result, except to the extent of cash on hand, we are dependent on the earnings and cash flow of, and dividends and distributions or advances from, our subsidiaries to provide the funds necessary to meet our debt service obligations, including the principal of and interest on the debt securities. The payment of dividends to us from our subsidiaries and the payment of interest on or the repayment of any principal of any loans or advances we make to any of our subsidiaries may be subject to statutory restrictions and are contingent upon the earnings of our subsidiaries.

If we and our subsidiaries are unable to make all required debt service payments, payment on any debt securities offered under this prospectus would only be made from available funds, if any, remaining after required payments on our secured indebtedness and the secured indebtedness of any of our subsidiary guarantors to the extent of assets securing the indebtedness.

        Any debt securities offered by this prospectus will be general unsecured obligations of Magnum Hunter Resources, Inc. and will rank equal in right of payment to all unsubordinated indebtedness of Magnum Hunter Resources, Inc. and will rank senior in right of payment to all subordinated indebtedness of Magnum Hunter Resources, Inc.. The debt securities will be unconditionally guaranteed, jointly and severally, by each of the subsidiary guarantors. The subsidiary guarantees will be general unsecured obligations of the subsidiary guarantors and will rank equal in right of payment to all unsubordinated indebtedness of the subsidiary guarantors and will rank senior in right of payment to all subordinated indebtedness of the subsidiary guarantors. However, the debt securities will be effectively subordinated to any secured indebtedness of Magnum Hunter Resources, Inc. and the secured indebtedness of our subsidiary guarantors to the extent of the value of the assets securing the indebtedness. If there is a default on that secured indebtedness, or bankruptcy, liquidation or reorganization of Magnum Hunter Resources, Inc. and its subsidiaries, those assets will be available to satisfy obligations with respect to the secured indebtedness before making any payment on the debt securities. Any debt securities offered by this prospectus will not be secured by any of the assets of Magnum Hunter Resources, Inc. or its subsidiaries.

A fraudulent conveyance would adversely affect your rights as a holder of debt securities supported by subsidiary guarantees.

        Various fraudulent conveyance laws enacted for the protection of creditors may apply to the subsidiary guarantors’ issuance of the guarantees, if any. If any subsidiary guarantee is issued and to the extent that a court were to find that it was issued with the intent to hinder, delay or defraud any present or future creditor or the subsidiary guarantor contemplated insolvency with a design to prefer one or more creditors over another, or a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and the subsidiary guarantor:

o	was insolvent;
o	was rendered insolvent because of the issuance of the guarantee;
o	was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary guarantor were unreasonably small to carry on its business; or
o	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured then the court could avoid or subordinate the subsidiary guarantee in favor of the subsidiary guarantor’s creditors.

        To the extent a subsidiary guarantee was avoided as a fraudulent conveyance or held to be unenforceable, holders of any debt securities supported by the guarantee would cease to have any claim against the subsidiary guarantor and would be creditors solely of Magnum Hunter Resources, Inc. and any subsidiary guarantor whose guarantee was not avoided or held to be unenforceable. If that occurred, the claims of the holders of those securities against the issuer of an invalid subsidiary guarantee would be subject to the prior payment of all liabilities of that subsidiary guarantor. After providing for all prior claims, there may not be remaining assets sufficient to satisfy the claims of the holders of debt securities relating to any avoided portions of any of the subsidiary guarantees.

We may not have sufficient earnings to cover our fixed charges, in which event we must use cash on hand or borrow funds to pay our expenses since our earnings are insufficient to do so.

        Our revenues, profitability and the carrying value of our oil and gas properties depend substantially upon prevailing prices of, and demand for, oil and gas and the costs of acquiring, finding, developing and producing reserves. In 1998 we did not have sufficient earnings to cover our fixed charges. See “Ratio of Earnings to Fixed Charges.” Under these circumstances we must use either cash on hand or borrowings under our credit facility to pay our fixed charges. Wide fluctuations in the prices for oil and gas may force us to use cash and borrowings to cover our fixed charges if our earnings are not sufficient to do so.

We do not intend to create a public market for the securities other than common stock offered by this prospectus, which could adversely affect your ability to sell the securities and your return on investment.

        There is no existing trading market for the securities offered by this prospectus except for the common stock and we do not intend to create one. The lack of a public market could adversely affect the ability of the holders to sell these securities and the price at which the holders may be able to sell the securities. If such a market were to develop, the securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing market conditions, our operating results and the market for similar securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table contains our consolidated ratios of earnings to fixed charges and fixed charges plus preference dividends to earnings for the periods indicated.

	Year Ended December 31,					Six Months Ended June 30,
	1998 (1)	1999	2000	2001	2002	2002	2003
Ratio of earnings to fixed
charges	(2.18)x	0.58x	1.44x	2.06x	1.29x	1.18x	1.76x
Ratio of fixed charges plus
preference dividends to earnings	(0.46)x	1.72x	0.70x	0.49x	0.77x	0.85x	0.57x
(1)	We had a loss for the year ended December 31, 1998 for purposes of computing this ratio. Earnings for such year were insufficient to cover fixed charges by approximately $42,292,000.

        For purposes of computing the ratios, the earnings calculation is: income before taxes + fixed charges — capitalized interest. The fixed charges calculation is: net interest expense + capitalized interest + interest portion of rental expense.

USE OF PROCEEDS

        Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of securities offered by this prospectus and the accompanying prospectus supplement for the repayment of debt under our credit lines and for general corporate purposes. General corporate purposes may include additions to working capital, development and exploration expenditures or the financing of possible acquisitions.

        The net proceeds may be invested temporarily until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities which may be offered by us from time to time. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement.

        We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. The debt securities will constitute indebtedness designated as subordinated debt securities. Any debt securities will be general obligations of Magnum Hunter. Each series of debt securities will be issued under an agreement, or “indenture,” between Magnum Hunter and an independent third party, usually a bank or trust company, known as a “trustee,” who will be legally obligated to carry out the terms of the indenture. The names of the trustees will be set forth in the applicable prospectus supplement. We may issue all debt securities under the same indenture, as one or as separate series, as specified in the applicable prospectus supplement(s).

        Our payment obligations under any debt securities may, if specified in any prospectus supplement, be fully and unconditionally guaranteed by one or more our following subsidiaries: Canvasback Energy, Inc., ConMag Energy

Corporation, Gruy Petroleum Management Co., Hunter Gas Gathering, Inc., Magnum Hunter Production, Inc., Oklahoma Gas Processing, Inc., PEC (Delaware), Inc., Pintail Energy, Inc., Prize Energy Resources, L.P., Prize Operating Company, Redhead Energy, Inc., and TrapMar Properties, Inc. If any series of debt securities is guaranteed by such subsidiary, the applicable prospectus supplement will identify each subsidiary guarantor and describe such subsidiary guarantee, including the circumstances in which it may be released. Any guarantee of debt securities by a subsidiary guarantor will be on a full and unconditional basis.

        This summary of certain terms and provisions of the debt securities and indentures is not complete. The indentures are an exhibit to the registration statement of which this prospectus is a part or exhibits to documents filed under the Securities Exchange Act of 1934 which are incorporated by reference into this prospectus. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. You should refer to the applicable indenture for the provision which may be important to you.

General

        The indentures will not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered, including:

o	the title and aggregate principal amount;
o	the dates when principal is payable;
o	the interest rate, if any, and the method for calculating the interest rate;
o	the interest payment dates and the record dates for the interest payments;
o	the places where the principal and interest will be payable;
o	any mandatory or optional redemption or repurchase terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;
o	whether the debt securities will be guaranteed by subsidiary guarantors and, if so, the terms of the subsidiary guarantees;
o	additional provisions, if any, relating to the defeasance and covenant defeasance of the debt securities;
o	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;
o	whether the debt securities will be issued in the form of global securities, as described below, or certificates;
o	any applicable material federal income tax consequences;
o	the dates on which premiums, if any, will be payable;
o	our right, if any, to defer payment of interest and the maximum length of such deferral period;
o	any paying agents, transfer agents, registrars or trustees;
o	any listing on a securities exchange;
o	if convertible into common stock or preferred stock, the terms on which such debt securities are convertible;
o	the terms, if any, of the transfer, mortgage, pledge, or assignment as security for any series of debt securities of any properties, assets, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the indenture;
o	the initial offering price; and
o	other specific terms, including covenants and any additions or changes to the events of default applicable to the debt securities.

        The terms of the debt securities of any series may differ and, without the consent of the holders of the debt securities of any series, we may reopen a previous series of debt securities and issue additional debt securities of such series or establish additional terms of such series, unless otherwise indicated in the applicable prospectus supplement.

        Since Magnum Hunter is a holding company, our rights and the rights of our creditors, including you, to participate in a distribution of the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary, or otherwise, will generally be subject to the prior claims of creditors of the subsidiary, except to the extent that we may be a creditor with recognized claims against any subsidiary. Our ability to pay principal of and interest on the debt securities depends, to a large extent, upon the payment to us of dividends, interest or other charges by our subsidiaries. Unless they are guaranteed by our subsidiaries, therefore, the debt securities will be structurally subordinated to creditors of our subsidiaries.

Non U.S. Currency

        If the purchase price of any debt securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in any currency other than U.S. dollars, the specific terms with respect to such debt securities and such foreign currency will be specified in the applicable prospectus supplement.

Original Issue Discount Securities

        Debt securities may be issued as “original issue discount securities” to be sold at a substantial discount below their principal amount. Original issue discount securities may include “zero coupon” securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Conditions under which payment of the principal of the original issue discount securities may be accelerated will be set forth in the applicable prospectus supplement. Material federal income tax and other considerations applicable to the original issue discount securities will be described in the applicable prospectus supplement.

Covenants

        Under the indentures, we will be required to:

o	pay the principal, interest and any premium on the debt securities when due;
o	maintain a place of payment;
o	deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and
o	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

        Any additional covenants will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

        Unless otherwise indicated in a prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. Unless otherwise indicated in a prospectus supplement, registered securities will be issued in denominations of $1,000 or any integral multiple.

        Unless otherwise indicated in a prospectus supplement, the principal, premium, if any, and interest, if any, of or on the debt securities will be payable, and debt securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by us in New York City, provided that payments of interest with respect to any registered security may be made at our option by check mailed to the address of the person entitled to payment or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration or transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection with the exchange or transfer.

        Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

o	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption and and ending at the close of business on the day of the transmission of such notice; or

o	register the transfer of or exchange of all, or any portion of, any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Ranking of Debt Securities

        Our senior notes and any other senior debt securities will be unsubordinated obligations of ours and will rank equally in right of payment with all our other unsubordinated indebtedness. Any subordinated debt securities will be obligations of ours and will be subordinated in right of payment to both our senior notes and any future senior indebtedness. The prospectus supplement will describe the subordination provisions and set forth the definition of “senior indebtedness” applicable to the subordinated debt securities and the approximate amount of such senior indebtedness outstanding as of a then recent date.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a “depositary” identified in the prospectus supplement relating to such series. Global debt securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole and only if such transfer is:

o	by the depositary to a nominee of such depositary;
o	by a nominee of such depositary to such depositary or another nominee of such depositary; or
o	by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

        The specific terms of the depositary arrangement with respect to a series of global debt securities and certain limitations will be described in the applicable prospectus supplement.

Outstanding Debt Securities

        In determining whether the holders of the requisite principal amount of outstanding debt securities have given any authorization, demand, direction, notice, consent or waiver under the relevant indenture, the amount of outstanding debt securities of any series will include all debt securities of such series authenticated and delivered under the indenture except for the following:

o	debt securities of that series cancelled by the trustee or delivered to the Trustee for cancellation;
o	debt securities of that series for whose redemption money in the necessary amount has been deposited with the Trustee or any paying agent (other than Magnum Hunter) in trust or set aside and segregated in trust by us (if we act as our own paying agent) for the holders of such debt securities; provided, however, that if such debt securities are to be redeemed notice of such redemption has been duly given pursuant to the indenture or provision satisfactory to the trustee has been made and the date for such redemption has passed; and

o	Debt Securities of that series which have been paid as mutilated, destroyed, lost or stolen or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indenture, other than any debt securities that shall have been presented to the trustee as proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are valid obligations of Magnum Hunter.

Redemption and Repurchase

        The debt securities may be redeemable at our option, may be subject to mandatory redemption under a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock, or other debt securities will be set forth in the applicable prospectus supplement. Such terms of conversion or exchange may be either mandatory, at the option of the holders, or at our option.

Consolidation, Merger and Sale of Assets

        Each indenture generally will permit a consolidation or merger, subject to certain limitations and conditions, between us and another corporation. They also will permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

        We will only be permitted to consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indentures, as indicated in the applicable prospectus supplement. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an “event of default”, as defined in the indentures and applicable to debt securities issued under such indentures, typically will occur with respect to the debt securities of any series under the indenture upon:

o	default for a period to be specified in the applicable prospectus supplement in payment of any interest with respect to any debt security of such series;
o	default in payment of principal or premium with respect to any debt security of such series when due upon maturity, redemption, repurchase at the option of the holder or otherwise;

o	default in deposit of any sinking fund payment when due with respect to any debt security of such series;
o	default by us in the performance, or breach, of any other covenant or warranty in such indenture, which shall not have been remedied for a period to be specified in the applicable prospectus supplement after notice to us by the applicable trustee or the holders of not less than a fixed percentage in aggregate principal amount of the debt securities of all series issued under the applicable indenture;

o	certain events of bankruptcy, insolvency or reorganization of Magnum Hunter; or
o	any other event of default that may be set forth in the applicable prospectus supplement, including an event of default based on other debt being accelerated, known as a “cross-acceleration.”

        No event of default with respect to any particular series of debt securities will necessarily constitute an event of default with respect to any other series of debt securities. If the trustee considers it in the interest of the holders to do so, the trustee under an indenture may withhold notice of the occurrence of a default with respect to the debt securities to the holders of any other series outstanding, except a default in payment of principal, premium, if any, or interest, if any.

        Each indenture will provide that, if an event of default with respect to any series of debt securities issued shall have occurred and be continuing, either the relevant trustee or the holders of at least a fixed percentage in principal amount of the debt securities of such series then outstanding may declare the principal amount of all the debt securities of such series to be due and payable immediately. In the case of original issue discount securities, the trustee may declare as due and payable such lesser amount as may be specified in the applicable prospectus supplement. However, upon certain conditions, such declaration and its consequences may be rescinded and annulled by the holders of at least a fixed percentage in principal amount of the debt securities of all series issued under the applicable indenture.

        The applicable prospectus supplement will provide the terms which an event of default shall result in acceleration of the payment of principal of subordinated debt securities.

        In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any subordinated debt securities of any series, the applicable trustee, subject to certain limitations and conditions, may institute a judicial proceeding for collection.

        No holder of any of the debt securities of any series will have any right to institute any proceeding with respect to the indenture or any remedy, unless the holders of at least a fixed percentage in principal amount of the outstanding debt securities of such series:

o	have previously given the trustee written notice of a continuing event of default and made written request to the trustee to institute such proceeding as trustee, and offered reasonable indemnity to the trustee,

o	the trustee has failed to institute such proceeding within the time period specified in the applicable prospectus supplement after receipt of such notice, and

o	the trustee has not within such period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding debt securities of such series.

        Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the debt security on or after the respective due dates expressed in the debt security.

        During the existence of an event of default under an indenture, the trustee will be required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the trustee, the holders of at least a fixed percentage in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred on the trustee with respect to such series.

        The indentures will provide that the trustee will, within the time period specified in the applicable prospectus supplement after the occurrence of any default, give to the holders of the debt securities of such series notice of such default known to it, unless such default shall have been cured or waived; provided that the trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders, except in the case of a default in payment of principal of or premium, if any, on any debt security of such series when due or in the case of any default in the payment of any interest on the debt securities of such series.

        We will be required to furnish to the trustee annually a statement as to compliance with all conditions and covenants under the indentures.

Modifications and Waivers

        From time to time, when authorized by resolutions of our board of directors and by the trustee, without the consent of the holders of debt securities of any series, we may amend, waive or supplement the indentures and the debt securities of such series for certain specified purposes, including, among other things:

o	to cure ambiguities, defects or inconsistencies;
o	to provide for the assumption of our obligations to holders of the debt securities of such series in the case of a merger or consolidation;
o	to add to our events of default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the debt securities of such series or to surrender any of our rights and powers under the indenture;

o	to establish the form or terms of debt securities of any series and any related coupons;
o	to add guarantors with respect to the debt securities of such series;
o	to secure the debt securities of such series;
o	to maintain the qualification of the indenture under the Trust Indenture Act; or
o	to make any change that does not adversely affect the rights of any holder.

        Other amendments and modifications of the indentures or the debt securities issued may be made by Magnum Hunter and the trustee with the consent of the holders of not less than a fixed percentage of the aggregate principal amount of the outstanding debt securities of each series affected, with each series voting as a separate class; provided that, without the consent of the holders of each outstanding debt security affected, no such modification or amendment may:

o	conflict with the required provisions of the Trust Indenture Act;
o	reduce the principal amount of, or extend the fixed maturity of the debt securities, or alter or waive any redemption, repurchase or sinking fund provisions of the debt securities;

o	reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity;

o	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;
o	waive a default in payment with respect to the debt securities or any guarantee;
o	reduce the rate or extend the time for payment of interest on the debt securities;
o	adversely affect the ranking of the debt securities of any series;
o	release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture; or
o	modify any of the applicable subordination provisions or the applicable definition of senior indebtedness in a manner adverse to any holders of a series of subordinated debt securities.

        The holders of a fixed percentage in aggregate principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the relevant indenture, including any set forth in the applicable prospectus supplement. The holders of a fixed percentage in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of that series, waive any past default under the applicable indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt securities of such series, or in respect of a covenant or provision which cannot be modified or amended without the consent of a larger fixed percentage of holders or by the holder of each outstanding debt security of the series affected.

Discharge, Termination and Covenant Termination

        When we establish a series of debt securities, we may provide that such series is subject to the termination and discharge provisions of the applicable indenture. If those provisions are made applicable, we may elect either:

o	to terminate and be discharged from all of our obligations with respect to those debt securities subject to some limitations; or
o	to be released from our obligations to comply with specific covenants relating to those debt securities, as described in the applicable prospectus supplement.

        To effect that termination or covenant termination, we must irrevocably deposit in trust with the relevant trustee an amount which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments to those debt securities and any mandatory sinking fund or similar payments on those debt securities. This deposit may be made in any combination of funds or government obligations. On such a termination, we will not be released from certain of our obligations that will be specified in the applicable prospectus supplement.

        To establish such a trust we must deliver to the relevant trustee an opinion of counsel to the effect that the holders of those debt securities:

o	will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the termination or covenant termination; and
o	will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the termination or covenant termination had not occurred.

        If we effect covenant termination with respect to any debt securities, the amount on deposit with the relevant trustee must be sufficient to pay amounts due on the debt securities at the time of their stated maturity. However, those debt securities may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which we have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities at the time of the acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting termination or covenant termination, including any modifications to the provisions described above.

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

        The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us from time to time, provided that if such trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default under the relevant indenture, or else resign.

DESCRIPTION OF CAPITAL STOCK

Common Stock

        We are authorized to issue up to 200,000,000 shares of common stock. As of September 17, 2003, 67,237,338 shares were issued and outstanding, and 14,791,539 shares were reserved for issuance upon the exercise of certain outstanding warrants and options. The holders of our common stock are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by our Board of Directors from funds legally available for payment. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, and no shares of our common stock are subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up of Magnum Hunter, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of our common stock. Holders of our common stock do not have cumulative voting rights, so that holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members of our Board of Directors.

Preferred Stock

        Under our Articles of Incorporation, as amended, our Board of Directors has the power, generally without further action by the holders of our common stock, to issue up to 10,000,000 shares of preferred stock, par value $.001, in one or more series as designated by our Board of Directors and to designate the relative rights and preferences of preferred stock. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive to the interest of the holders of our common stock or other series of preferred stock.

        The following summary describes certain general terms of our authorized preferred stock. If we offer additional preferred stock, a description will be filed with the Securities and Exchange Commission and the specific terms of the preferred stock will be described in the prospectus supplement, including the following terms:

o	the series, the number of shares offered and the liquidation value of the preferred stock;
o	the price at which the preferred stock will be issued;
o	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
o	the liquidation preference of the preferred stock;
o	the voting rights of the preferred stock;
o	whether or not the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
o	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
o	any additional rights, preferences, qualifications, limitations and restrictions relating to the preferred stock.

        Our Articles of Incorporation allow our Board of Directors to issue preferred stock from time to time in one or more series, without any action being taken by our stockholders. Subject to the provisions of our Articles of Incorporation and limitations prescribed by law, our Board of Directors may adopt resolutions to issue shares of a series of our preferred stock and establish their terms. These terms may include:

o	voting powers;
o	designations;
o	preferences;
o	dividend rights;
o	dividend rates;
o	terms of redemption;
o	redemption process;
o	conversion rights; and
o	any other terms permitted to be established by our Articles of Incorporation and by applicable law.

        The preferred stock will, when issued, be fully paid and non-assessable.

        Of the 10,000,000 shares of $.001 par value preferred stock we are authorized to issue, 216,000 shares have been designated as Series A Preferred Stock, 1,000,000 shares have been designated as 1996 Series A Convertible Preferred Stock and 50,000 shares have been designated as 1999 Series A 8% Convertible Preferred Stock, although only the 1996 Series A Convertible Preferred Stock was outstanding as of September 17, 2003 (and the shares outstanding are held by one of our wholly-owned subsidiaries). In connection with our stockholders’ rights plan, the Board of Directors also designated 500,000 shares of preferred stock as 1998 Series A Junior Participating Preferred Stock upon certain triggering events under the rights plan.

        As of September 17, 2003, there were outstanding 1,000,000 shares of our 1996 Series A Convertible Preferred Stock, all of which were held by our subsidiary, Canvasback Energy, Inc. The shares have a stated and liquidation value of $10 per share and pay a fixed annual cumulative dividend of 8.75% payable quarterly in arrears. The shares are convertible into shares of common stock of Magnum Hunter at a conversion price of $5.25 per share, subject to adjustments. We have an option to exchange these shares into convertible subordinated debentures of equivalent value. The holders of these shares also have the right to require us to redeem all or any part of the shares upon certain sales of all or substantially all of Magnum Hunter’s assets or upon changes in control. The holders of these shares are entitled, on all matters submitted for a vote of the holders of shares of common stock, to an as-converted number of votes.

        The issuance of additional preferred stock may have the effect of delaying or preventing a change in control of Magnum Hunter without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of our common stock. In certain circumstances, the issuance of preferred stock could depress the market price of our common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies may be obtained from Magnum Hunter.

Anti-takeover Provisions

        Certain provisions in our Articles of Incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts.

        Blank Check Preferred Stock. Our Articles of Incorporation authorize blank check preferred stock. Our Board of Directors can set the voting, redemption, conversion and other rights relating to such preferred stock and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

        Stockholders’ Rights Plan. We have a stockholders’ rights plan which was adopted in 1998. Under this plan, one right is attached to each outstanding share of common stock. The rights are exercisable only if a person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of our outstanding common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of our common stock. Each right entitles the registered holder to purchase from us one one-hundredth of a share of 1998 Series A Junior Participating Preferred Stock at an exercise price of $35. The existence of the rights may, under certain circumstances, render more difficult or discourage attempts to acquire us.

Indemnification

        The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by stockholders which limit liability of directors for breach of fiduciary duty in certain specified circumstances. The Articles of Incorporation, with certain exceptions, eliminate any personal liability of a director to Magnum Hunter or its stockholders for monetary damages for the breach of a director’s fiduciary duty, and therefore a director cannot be held liable for damages to our company or our stockholders for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he or she successfully defends himself or herself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer preferred stock represented by depositary shares and issue depositary receipts evidencing the depositary shares. Each depositary share will represent a fraction of a share of preferred stock. Shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among us, a bank or trust company acting as the “depositary” and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares. Those rights include any dividend, voting, conversion, redemption and liquidation rights. Immediately following the issuance of the preferred stock to the depositary, we will cause the depositary to issue depositary receipts on our behalf.

        If depositary shares are offered, the applicable prospectus supplement will describe the terms of such depositary shares, the deposit agreement and, if applicable, the depositary receipts, including the following, where applicable:

o	the payment of dividends or other cash distributions to the holders of depositary receipts when such dividends or other cash distributions are made with respect to the preferred stock;

o	the voting by a holder of depositary shares of the preferred stock underlying such depositary shares at any meeting called for such purpose;

o	if applicable, the redemption of depositary shares upon our redemption of shares of preferred stock held by the depositary;
o	if applicable, the exchange of depositary shares upon an exchange by us of shares of preferred stock held by the depositary for debt securities or common stock;
o	if applicable, the conversion of the shares of preferred stock underlying the depositary shares into shares of our common stock, other shares of our preferred stock or our debt securities;

o	the terms upon which the deposit agreement may be amended and terminated; a summary of the fees to be paid by us to the depositary;
o	the terms upon which a depositary may resign or be removed by us; and
o	any other terms of the depositary shares, the deposit agreement and the depositary receipts.

        If a holder of depositary receipts surrenders the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into other securities of Magnum Hunter, the holder will be entitled to receive at the corporate trust office the number of shares of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole and, to the extent provided by the applicable prospectus supplement, fractional shares of the preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to receive depositary shares in exchange for shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that is more than the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will issue the holder a new depositary receipt evidencing such excess number of depositary shares at the same time.

        Prospective purchasers of depositary shares should be aware that special tax, accounting and other considerations may be applicable to instruments such as depositary shares.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, depositary shares, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between our company and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of our company in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the securities warrant agreement.

        Reference is made to the prospectus supplement relating to the particular issue of warrants offered thereby for the terms of and information relating to such warrants, including, where applicable:

o	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

o	the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

o	the number of shares and series of preferred stock or depositary shares purchasable upon the exercise of warrants to purchase preferred stock or depositary shares and the price at which such number of shares of such series of preferred stock or depositary shares may be purchased upon such exercise;

o	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

o	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
o	United States federal income tax consequences applicable to such warrants;
o	the amount of warrants outstanding as of the most recent practicable date; and
o	any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

        Each securities warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of preferred stock, depositary shares, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which we extend the expiration date, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock, depositary shares, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, depositary shares, common stock or other securities, as the case may be, purchasable upon exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, depositary shares or common stock purchasable upon such exercise, or to exercise any applicable right to vote associated with such preferred stock, depositary shares or common stock.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus and applicable prospectus supplements:

o	through underwriters or dealers;
o	through agents;
o	directly to purchasers; or
o	through a combination of any such methods of sale.

        Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

        The applicable prospectus supplement relating to the securities will set forth:

o	the offering terms, including the name or names of any underwriters, dealers or agents;
o	the purchase price of the securities and the proceeds to us from such sale;
o	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;
o	any initial public offering price;
o	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;
o	in the case of debt securities, the interest rate, maturity and redemption provisions; and
o	any securities exchanges on which the securities may be listed.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange (or such other stock exchange or automated quotation system, if any, upon which such securities are listed):

o	at a fixed price or prices which may be changed;
o	at market prices prevailing at the time of sale;
o	at prices related to such prevailing market prices; or
o	at negotiated prices.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain terms and conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by Magnum Hunter to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Each class or series of securities will be a new issue of securities with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure the liquidity of the trading market for any securities.

        Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

        The validity of the issuance of the securities offered by this prospectus and applicable prospectus supplement will be passed upon for us by Fulbright & Jaworski L.L.P., Dallas, Texas. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from Magnum Hunter’s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

        The references to the report of Ryder Scott Company, independent petroleum consultants, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Ryder Scott Company estimating proved reserves, future net cash flows from such proved reserves and the present value of such estimated future net cash flows for certain of Magnum Hunter’s properties as of December 31, 2000, and are made in reliance upon the authority of such firm as experts with respect to such matters.

        The references to the report of Cawley Gillespie & Associates, Inc., independent petroleum consultants, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Cawley Gillespie estimating proved reserves, future net cash flows from such proved reserves and the present value of such estimated future net cash flows for certain of Magnum Hunter’s properties as of December 31, 2002, and are made in reliance upon the authority of such firm as experts with respect to such matters.

        The references to the report of DeGolyer and MacNaughton, independent petroleum consultants, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of DeGolyer and MacNaughton estimating proved reserves, future net cash flows from such proved reserves and the present value of such estimated future net cash flows for certain of Magnum Hunter’s properties as of December 31, 2002, and are made in reliance upon the authority of such firm as experts with respect to such matters.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT THAT CONTAINS THIS PROSPECTUS AND THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

5,000,000 shares of Common Stock

MAGNUM HUNTER RESOURCES, INC.

        This prospectus relates to the issuance and sale of up to 5,000,000 shares of our common stock from time to time through Cantor Fitzgerald, as our exclusive sales manager. These sales, if any, will be made in accordance with the terms of a sales agreement between the sales manager and us. A form of such sales agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read this prospectus, particularly the Risk Factors beginning on page A-7, and any supplement carefully before you invest.

        Our common stock is listed on the New York Stock Exchange under the symbol “MHR.” Sales of shares of our common stock by the sales manager, if any, will be made in privately negotiated transactions or in any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the New York Stock Exchange or sales made through a market maker other than on an exchange. The sales manager will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on mutually agreed upon terms between the sales manager and us. On October __, 2003, the last reported sales price of our common stock on the New York Stock Exchange was $_____ per share.

        The compensation to the sales manager for sales of common stock will be 3% of the first $25.0 million of gross proceeds from the sale of shares and 2% of the gross proceeds in excess of $25.0 million. The net proceeds from any sales under this prospectus will be used as described under “Use of Proceeds” in this prospectus. In connection with the sale of common stock on our behalf, the sales manager is an “underwriter” within the meaning of the Securities Act, and the compensation of the sales manager constitutes underwriting commissions. We have agreed to provide indemnification and contribution to the sales manager against certain liabilities, including liabilities under the Securities Act.

        Our address is 600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039, and our telephone number is (972) 401-0752.

        You should carefully consider the risk factors beginning on page A-7 of this prospectus before you make an investment in our securities.

_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2003 .

You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or any applicable prospectus supplement.

A-i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

ABOUT MAGNUM HUNTER RESOURCES, INC.

        We are an independent energy company engaged in the exploration, exploitation and development, acquisition and operation of oil and gas properties with a geographic focus in the Mid-Continent Region, Permian Basin Region, Gulf Coast Region and the Gulf of Mexico.

        As used in this prospectus, “we,” “us,” “our,” and “Magnum Hunter” mean Magnum Hunter Resources, Inc. and, where the context requires, include our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Securities and Exchange Commission’s public reference room, which is located at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. This information is also available on-line through the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (EDGAR), located on the SEC’s web site (http://www.sec.gov).

        We have filed a registration statement with the Securities and Exchange Commission on Form S-3 with respect to this offering. This prospectus is a part of the registration statement, but the prospectus does not repeat important information that you can find in the registration statement, reports and other documents that we have filed with the Securities and Exchange Commission. The Securities and Exchange Commission allows us to “incorporate by reference” other documents filed with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to other documents. The information that is incorporated by reference is an important part of this prospectus and information that we file later with the Securities and Exchange Commission will automatically update and may replace information in this prospectus and information previously filed with the Securities and Exchange Commission. The documents listed below and any future filings made with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 are incorporated by reference in this prospectus until the termination of this offering.

o	Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 31, 2003.

o	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the Securities and Exchange Commission on May 15, 2003.

o	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003, filed with the Securities and Exchange Commission on August 6, 2003.

o	The description of our common stock contained in the Registration Statement on Form 8-A (File No. 001-12508) initially filed on June 14, 2002, and any subsequent amendment thereto filed for the purpose of updating such description.

        As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this prospectus, you should rely on the statements made in the most recent document.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States must inform themselves about and observe any restrictions as to this offering and the distribution of this prospectus applicable in those jurisdictions.

        You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

M. Bradley Davis Senior Vice President-- Capital Markets & Corporate Development Magnum Hunter Resources, Inc. 600 East Las Colinas Blvd., Suite 1100 Irving, Texas 75039 (972) 401-0752

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents we have incorporated by reference contain “forward-looking” statements. The words “believe, “expect,” “estimate” and “anticipate” and similar expressions identify forward-looking statements. Forward-looking statements include those that address activities, events or developments that we expect or anticipate will or may occur in the future. These include the following:

o	the amount and nature of future capital expenditures,
o	business strategy and measures to carry out strategy,
o	competitive strengths,
o	goals and plans,
o	expansion and growth of our business and operations,
o	references to intentions as to future matters and
o	other similar matters.

        Actual results may differ materially from anticipated results for a number of reasons, including: drilling results; oil and gas prices; industry conditions; the prices of goods and services; the availability of drilling rigs and other support services; and the availability of capital resources.

        A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe we have chosen these assumptions or bases in good faith and that they are reasonable. We caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the risk factors set forth under the caption “Risk Factors” and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will not update these statements unless the securities laws require us to do so.

THE COMPANY

Certain Definitions

        As used in this prospectus:

o	“Mcf” means thousand cubic feet;
o	“MMcf” means million cubic feet;
o	“Bcf” means billion cubic feet;
o	“Bbl” means barrel;
o	“Mbbls” means thousand barrels; and
o	“MMBbls” means million barrels.
o	“BOE“ means barrel of oil equivalent;
o	“Mcfe” means thousand cubic feet of natural gas equivalent;
o	“Mmcfe” means million cubic feet of natural gas equivalent; and
o	“Bcfe” means billion cubic feet of natural gas equivalent.

        Natural gas equivalents and crude oil equivalents are determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

o	“Proved reserves” means the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(i)	Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(ii)	Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the “proved” classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(iii)	Estimates of proved reserves do not include the following: (A) oil that may become available form known reservoirs but is classified separately as “indicated additional reserves”; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

“Reserve life” is an estimate of the productive life of a proved reservoir and for purposes of this prospectus is calculated by dividing the proved reserves (on an Mcfe basis) at the end of the period by projected production volumes for the next 12 months.

All estimates of reserves, unless otherwise noted, are reported on a “net” basis. Information regarding production, acreage and numbers of wells is set forth on a gross basis, unless otherwise noted.

o	“PV-10” means the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of 10% and assuming continuation of existing economic conditions. This measure of estimated future net revenues is not in accordance with generally accepted accounting principles. Management uses this measure because certain investors deem it meaningful in determining the Company’s fair market value of its proved reserves. The measure of discounted future net cash flows in accordance with generally accepted accounting principles is an estimate of future net cash flows after giving effect to the payment of income taxes;

o	“Proved developed oil and gas reserves” means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved; and

o	“Proved undeveloped reserves” are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances are estimates for proved undeveloped reserves attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

What Is Magnum Hunter Resources, Inc.?

Through our subsidiaries, we operate as an independent energy company. Magnum Hunter Resources, Inc. is a holding company whose ownership interests include the following entities:

o	Magnum Hunter Production, Inc., a Texas corporation that owns oil and gas property interests;
o	Hunter Gas Gathering, Inc., a Texas corporation that owns certain gas gathering systems and gas processing plants;
o	Gruy Petroleum Management Company, a Texas corporation that serves as the operating company for Magnum Hunter and third parties;

o	Prize Energy Resources, L.P., a Delaware limited partnership that owns oil and gas property interests;
o	Prize Operating Company, a Delaware corporation that serves as the operating company with respect to certain oil and gas interests owned by Prize Energy Resources, L.P.;

o	Oklahoma Gas Processing, Inc., a Delaware corporation that owns gas gathering systems and gas processing plants;
o	Conmag Energy Corporation, a Texas corporation that owns oil and gas property interests; and
o	Trapmar Properties Inc., a Texas corporation that owns oil and gas property interests.

What do we do?

        We are an independent energy company engaged in the exploration, exploitation and development, acquisition and operation of oil and gas properties with a geographic focus in the Mid-Continent Region, Permian Basin Region, Gulf Coast Region and the Gulf of Mexico. Our management has implemented a business strategy that emphasizes the acquisition of long-lived proved reserves with significant exploitation and development opportunities where we generally can control the operations of the properties.

        As part of this strategy, from 1996 through 2002, we acquired significant properties from Burlington Resources Inc., Spirit Energy 76, a business unit of Union Oil Company of California, Vastar Resources, Inc. and Mallon Resources Corporation. On March 15, 2002, we acquired Prize Energy Corp., which was merged into one of our wholly-owned subsidiaries. Prize was a publicly traded independent oil and gas company engaged primarily in the acquisition, enhancement and exploitation of producing oil and gas properties. Prize owned oil and gas properties principally located in three core operating areas, which were in the Permian Basin of West Texas and Southeastern New Mexico, the onshore Gulf Coast area of Texas and Louisiana and the Mid-Continent area of Oklahoma and the Texas Panhandle. Over 80% of Prize’s oil and gas property base was located in Texas. In addition to our focus on selected exploratory drilling prospects in the Gulf of Mexico as described below, we intend to continue to concentrate our efforts on additional producing property acquisitions strategically located within our geographic area of operations. We also intend to continue to develop our substantial inventory of drilling and workover opportunities located onshore.

        In 1998, we acquired an approximate 40% beneficial ownership interest in TEL Offshore Trust, a trust created under the laws of the state of Texas. The principal asset of TEL consists of a 99.99% interest in the TEL Offshore Trust partnership. Chevron USA Inc. owns the remaining .01% interest in the partnership. The partnership owns an overriding royalty interest equivalent to a 25% net profits interest in certain oil and gas properties located offshore Louisiana in the shallow waters in the Gulf of Mexico. As of September 9, 2003, Magnum Hunter owned approximately 33% of the units of beneficial ownership in TEL.

        Additionally, we own and operate three gas gathering systems covering over 480 miles and a 50% or greater ownership interest in four natural gas processing plants that are located adjacent to certain company-owned and operated producing properties within the states of Texas, Oklahoma and Arkansas.

        At December 31, 2002, we had an interest in 5,612 wells and had estimated proved reserves of 837 Bcfe with a present value discounted at 10%, or PV-10, of $1.25 billion. Approximately 78% of these reserves were proved developed reserves with a geographic breakdown as follows: 36% attributable to the Mid-Continent Region, 44% attributable to the Permian Basin Region, 9% attributable to the Gulf Coast Region and 11% attributable to the Gulf of Mexico. At December 31, 2002, our proved reserves had an estimated reserve life of approximately 10.3 years and were 55% natural gas. As of December 31, 2002, we served as operator for approximately 79% of our properties, based on the gross number of wells in which we own an interest, and 76% of our properties, based upon the year-end PV-10 value.

        As a result of our property acquisitions and successful drilling activities during 2002, Magnum Hunter has achieved growth as described below:

o	Proved reserves increased 121% to 837 Bcfe at year-end 2002 from 378 Bcfe at year-end 2001; and
o	Average daily production increased 113% to 194,338 Mcfe during fiscal 2002 from 91,292 Mcfe in fiscal 2001. We had an exit rate of approximately 186 MMcfe at year-end 2002.

What is our business strategy?

        Our overall strategy is to increase our reserves, production, cash flow and earnings, utilizing a properly balanced program of:

o	selective exploration;
o	the exploitation and development of acquired properties; and
o	strategic acquisitions of additional proved reserves.

        The following are key elements of our strategy:

    Exploration.        We plan to continue to participate in drilling Gulf of Mexico exploratory wells in an effort to add higher-output production to our reserve mix, especially during high commodity price periods. The continued use of 3-D seismic information as a tool in our exploratory drilling in the Gulf of Mexico will be significant. Since 2001, we have built a significant inventory of undrilled offshore lease blocks. We plan to continue to align ourselves with other active Gulf of Mexico industry partners who have similar philosophies and goals with respect to a “fast track” program of placing new production online. This typically involves drilling wells near existing infrastructure such as production platforms, facilities and pipelines. We also maintain an active onshore exploration program primarily concentrated in West Texas and Southeastern New Mexico where we have various other operations in core areas. From time to time, we participate in higher-risk new exploration projects generated by third parties in areas along the Gulf Coast of Texas and Louisiana.

        Exploitation and Development of Existing Properties. We will continue to seek to maximize the value of our existing properties through development activities including in-fill drilling, waterflooding and other enhanced recovery techniques. Typically, our exploitation projects do not have significant time limitations due to the existing mineral acreage being held by current production. By operating a substantial majority of our properties, our management is provided maximum flexibility with respect to the timing of capital expended to develop these opportunities.

        Property Acquisitions. Although we currently have an extensive inventory of exploitation and development opportunities, we will continue to pursue strategic acquisitions which fit our objectives of increasing proved reserves in similar geographic regions that contain development or exploration potential combined with maintaining operating control. We plan to continue to pursue an acquisition strategy of acquiring long-lived assets where operating synergies may be obtained and production enhancements, either on the surface or below ground, may be achieved.

        Management of Overhead and Operating Costs. We will continue to emphasize strict cost controls in all aspects of our business and will continue to seek to operate our properties wherever possible, utilizing a minimum number of personnel. By operating approximately 76% of our properties on a PV-10 basis, we will generally be able to control direct operating and drilling costs as well as to manage the timing of development and exploration activities. This operating control also provides greater flexibility as to the timing requirements to fund new capital expenditures. By strictly controlling Magnum Hunter’s general and administrative expenses, management strives to maximize our net operating margin.

RISK FACTORS

Risks related to the oil and gas industry

A decrease in oil and natural gas prices will adversely affect our financial results.

        Our revenues, profitability and the carrying value of our oil and gas properties depend substantially upon prevailing prices of, and demand for, oil and gas and the costs of acquiring, finding, developing and producing reserves. Oil and gas prices also substantially affect our ability to maintain or increase our borrowing capacity, to repay current or future indebtedness, and to obtain additional capital on attractive terms. Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas fluctuate widely in response to:

o	relatively minor changes in the supply of, and demand for, oil and gas;
o	market uncertainty both domestically and worldwide; and
o	a variety of additional factors, all of which are beyond our control.

        These factors include domestic and foreign political conditions, the price and availability of domestic and imported oil and gas, the level of consumer and industrial demand, weather, domestic and foreign government relations, the price and availability of alternative fuels and overall economic conditions. Also, our ability to market our production depends in part upon the availability, proximity and capacity of gathering systems, pipelines and processing facilities. Volatility in oil and gas prices could affect our ability to market our production through such systems, pipelines or facilities. Currently, we sell substantially all our gas production to gas marketing firms or end users either on the spot market on a month-to-month basis at prevailing spot market prices or under long-term contracts based on current spot market prices.

        Under the full cost accounting method, we are required to take a non-cash charge against earnings if capitalized costs of acquisition, exploration and development, net of depletion, depreciation and amortization, less deferred income taxes, exceed the present value of our proved reserves and the lower of cost or fair value of unproved properties after income tax effects. Once incurred, a write-down of oil and gas properties is not reversible at a later date even if oil and gas prices increase. We did not incur a write-down of our oil and gas property pool at year-end 2002.

You should not place undue reliance on our reserve data because they are estimates.

        This prospectus contains estimates of our oil and gas reserves and the future net cash flows that were prepared by independent petroleum consultants. There are numerous uncertainties inherent in estimating quantities of proved reserves of oil and natural gas and in projecting future rates of production and the timing of development expenditures, including many factors beyond our control. The estimates rely on various assumptions, including, for example, constant oil and gas prices, operating expenses, capital expenditures and the availability of funds, and are therefore inherently imprecise indications of future net cash flows. Actual future production, cash flows, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves.

        You should not construe the present value of proved reserves referred to in this prospectus as the current market value of the estimated proved reserves of oil and natural gas attributable to our properties. We have based the estimated discounted future net cash flows from proved reserves generally on year-end prices and costs, but actual future prices and costs may vary significantly. The following factors may also affect actual future net cash flows:

o	the timing of both production and related expenses;
o	changes in consumption levels; and
o	governmental regulations or taxation.

        In addition, the calculation of the present value of the future net cash flows uses a 10% discount rate, which is not necessarily the most appropriate discount rate based on interest rates in effect from time to time and risks associated with our reserves or the oil and gas industry in general. Furthermore, we may need to revise our reserves downward or upward based upon actual production, results of future development and exploration, supply and demand for oil and natural gas, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

Maintaining reserves and revenues in the future depends on successful exploration and development.

        Our future success depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable. Unless we successfully explore or develop or acquire properties containing proved reserves, our proved reserves will generally decline as we produce them. The decline rate varies depending upon reservoir characteristics and other factors. Our future oil and gas reserves and production, and, therefore, cash flow and income, depend greatly upon our success in exploiting our current reserves and acquiring or finding additional reserves. We cannot assure you that our planned development projects and acquisition activities will result in significant additional reserves or that we will successfully drill productive wells at economic returns to replace our current and future production.

Our operations are subject to delays and cost overruns, and our activities may not be profitable.

        We intend to increase our exploration activities and to continue our development activities. Exploratory drilling and, to a lesser extent, developmental drilling of oil and gas reserves involve a high degree of risk. We have expanded, and plan to increase our capital expenditures on, our exploration efforts, including offshore exploration, which involve a higher degree of risk than our development activities. It is possible that we will not obtain any commercial production or that drilling and completion costs will exceed the value of production. The cost of drilling, completing and operating wells is often uncertain. Numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment, may curtail, delay or cancel drilling operations. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs.

We conduct waterflood projects and other secondary recovery operations.

        Secondary recovery operations involve certain risks, especially the use of waterflooding techniques. Our inventory of development prospects includes waterflood projects. With respect to our properties located in the Permian Basin, we have identified significant potential expenditures related to further developing existing waterfloods. Waterflooding involves significant capital expenditures and uncertainty as to the total amount of recoverable secondary reserves. In waterflood operations, there is generally a delay between the initiation of water injection into a formation containing hydrocarbons and any increase in production. The operating cost per unit of production of waterflood projects is generally higher during the initial phases of such projects due to the purchase of injection water and related production enhancement costs. Costs are also higher during the later stages of the life of the project as production declines. The degree of success, if any, of any secondary recovery program depends on a large number of factors, including the amount of primary production, the porosity and permeability of the formation, the technique used, the location of injector wells and the spacing of both producing and injector wells.

We hedge our oil and gas production.

        Periodically, we have entered into hedging transactions to reduce the effects of fluctuations in crude oil and natural gas prices. At June 30, 2003, Magnum Hunter had 58% of its natural gas production and 66% of its crude oil production hedged through December 31, 2003. In addition, at June 30, 2003, Magnum Hunter had 40% of its natural gas production and 36% of its crude oil production hedged for the calendar year 2004. The hedging activities of the company, while intended to reduce sensitivity to changes in market prices of oil and gas, are subject to a number of risks including instances in which we or the counterparties to our hedging contracts fail to perform. Additionally, the fixed price sales and hedging contracts limit the benefits the company will realize if actual prices rise above the contract prices.

Our operations are subject to many laws and regulations.

        The oil and gas industry is heavily regulated. Extensive federal, state, local and foreign laws and regulations relating to the exploration for and development, production, gathering and marketing of oil and gas affect our operations. Some of the regulations set forth standards for discharge permits for drilling operations, drilling and abandonment bonds or other financial responsibility requirements, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity to conserve supplies of oil and gas.

        Numerous environmental laws, including but not limited to, those governing the management of waste, the protection of water and air quality, the discharge of materials into the environment, and the preservation of natural resources, impact and influence our operations. If we fail to comply with environmental laws regarding the discharge of oil, gas, or other materials into the air, soil or water we may be subject to liabilities to the government and third parties, including civil and criminal penalties. These regulations may require us to incur costs to remedy the discharge. Laws and regulations protecting the environment have become more stringent in recent years, and may, in some circumstances, result in liability for environmental damage regardless of negligence or fault. New laws or regulations, or modifications of or new interpretations of existing laws and regulations, may increase substantially the cost of compliance or adversely affect our oil and gas operations and financial condition. From time to time, we have agreed to indemnify sellers of producing properties against some liabilities for environmental claims associated with these properties. Material indemnity claims may also arise with respect to properties acquired by or from us. Additionally, as a result of our merger with Prize in 2002, we are responsible for any environmental liabilities Prize may have had in the past or which may occur in the future from Prize’s properties. While we do not anticipate incurring material costs in connection with environmental compliance and remediation, we cannot guarantee that we will not incur material costs.

Marketability of our oil and natural gas production may be affected by factors beyond our control.

        The marketability of our production depends in part upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities. Most of our natural gas is delivered through gathering systems and pipelines that we do not own. Federal and state regulation of oil and natural gas production and transportation, tax and energy policies, changes in supply and demand and general economic conditions all could adversely affect our ability to produce and market our oil and natural gas. Our business is subject to operating hazards that could result in substantial losses.

        The oil and natural gas business involves operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks, any of which could cause us substantial losses. In addition, we may be liable for environmental damage caused by previous owners of property we own or lease. As a result, we may face substantial liabilities to third parties or governmental entities, which could reduce or eliminate funds available for exploration, development or acquisitions or cause us to incur losses. An event that is not fully covered by insurance¯for example, losses resulting from pollution and environmental risks, which are not fully insurable¯could have a material adverse effect on our financial condition and results of operations.

Exploratory drilling is an uncertain process with many risks.

        Exploratory drilling involves numerous risks, including the risks that we will not find any commercially productive natural gas or oil reservoirs. The cost of drilling, completing and operating wells is often uncertain, and a number of factors can delay or prevent drilling operations, including:

o	unexpected drilling conditions;
o	pressure or irregularities in formations;
o	equipment failures or accidents;
o	adverse weather conditions;
o	compliance with governmental requirements; and
o	shortages or delays in the availability of drilling rigs or in the delivery of equipment.

        Our future drilling activity may not be successful, nor can we be sure that our overall drilling success rate or our drilling success rate for activity within a particular area will not decline. Unsuccessful drilling activities could have a material effect on our results of operations and financial condition. Also, we may not be able to obtain any options or lease rights in potential drilling locations that we identify. Although we have identified numerous potential drilling locations, we can not be sure that we will ever drill them or that we will produce natural gas or oil from them or any other potential drilling locations.

        Our acquisitions involve certain risks.

        We have grown primarily through acquisitions and intend to continue acquiring oil and gas properties in the future. Although we review and analyze the properties that we acquire, such reviews are subject to uncertainties. It generally is not possible to review in detail every individual property involved in an acquisition. Ordinarily, we focus our review on the higher-valued properties. However, even a detailed review of all properties and records may not reveal existing or potential problems. Economics dictate that we cannot become sufficiently familiar with all the properties to assess fully their deficiencies and capabilities. We do not always conduct inspections on every well. Even when we do inspect a specific well, we cannot always detect potential problems, such as mechanical integrity of equipment and environmental conditions that may require significant remedial expenditures.

        As our merger with Prize in 2002 demonstrates, we have begun to focus our acquisition efforts on larger packages of oil and gas properties. Acquisitions of larger oil and gas properties may involve substantially higher costs and may pose additional issues regarding operations and management. We cannot assure you that we will be able to successfully integrate all of the oil and gas properties that we acquire into our operations or that we will achieve desired profitability objectives.

We are subject to substantial competition.

        We encounter substantial competition in acquiring properties, drilling for new reserves, marketing oil and gas, securing trained personnel and operating our properties. Many competitors have financial and other resources that substantially exceed our resources. Our competitors in acquisitions, development, exploration and production include major oil companies, natural gas utilities, independent power producers, numerous independents who are both public and private, individual proprietors and others. Our competitors may be able to pay more for desirable leases and may be able to evaluate, bid for and purchase a greater number of properties or prospects than our financial or personnel resources will permit.

Our business may be adversely affected if we lose our key personnel.

        We depend greatly upon three key individuals within our management team: Gary C. Evans, Richard R. Frazier and Charles R. Erwin. The loss of the services of any of these individuals could materially impact our operations.

Risks related to substantial leverage

We have a significant amount of debt.

        In connection with our merger with Prize in 2002, we issued $300 million of 9.6% senior notes due 2012 and established a new credit facility with a borrowing base of $300 million at June 30, 2003, that is secured by the assets of the combined company. Proceeds from the senior notes offering and borrowings under the new credit facility were used to refinance the outstanding indebtedness under the existing senior credit facilities of both Magnum Hunter and Prize, fund the cash component of the merger consideration in the merger with Prize and pay costs and fees associated with the merger. As a result of the merger, the combination of our outstanding 10% senior notes due 2007, our new issuance of the 9.6% senior notes due 2012 and our new senior bank credit facility, created outstanding long term debt, excluding the current portion, that totaled approximately $576 million as of June 30, 2003. Because we must dedicate a substantial portion of our cash flow from operations to the payment of interest on our debt, that portion of our cash flow is not available for other purposes. The covenants contained in our new credit facility and the indentures relating to our two issuances of senior notes require us to meet financial tests and limit our ability to borrow additional funds or to acquire or dispose of assets. Also, our ability to obtain additional financing in the future may be impaired by our substantial leverage. Additionally, the senior, as opposed to subordinated, status of our 10% senior notes due 2007 and our 9.6% senior notes due 2012, our high debt to equity ratio, and the pledge of substantially all of our assets as collateral for our new credit facility will, for the foreseeable future, make it difficult for us to obtain financing on an unsecured basis or to obtain secured financing other than “purchase money” indebtedness collateralized by the acquired assets.

We may not be able to meet our capital requirements.

        We will need to continue to make substantial capital expenditures for the acquisition, enhancement, exploitation and production of oil and natural gas reserves. Without successful enhancement, exploitation and acquisition activities, our reserves and revenues will decline over time due to natural depletion. Our oil and natural gas capital expenditures for the year 2003 are budgeted at $115 million, which we intend to use for enhancement, exploitation and drilling activities. We intend to finance our capital expenditures, other than significant acquisitions, from internally generated funds provided by operations and borrowings under our new credit facility. The timing of most of our capital expenditures is discretionary, with no long-term capital commitments. Consequently, we have a significant degree of flexibility to adjust the amounts of our capital expenditures as circumstances may warrant. However, in the long term, if our cash flow from operations and availability under our new credit facility are not sufficient to satisfy capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to allow us to fund our continued growth.

        Our new credit facility and the indentures governing our senior notes impose restrictions on us that may limit the discretion of our management in operating our business that, in turn, could impair our ability to repay our obligations under the notes.

        Our new credit facility and the indentures governing our senior notes contain various restrictive covenants that limit our management’s discretion in operating our business. In particular, these covenants limit our ability to, among other things:

o	incur additional debt;
o	make restricted payments (including paying dividends on, redeeming or repurchasing our capital stock);
o	make investments or acquisitions;
o	grant liens on assets;
o	sell our assets;
o	engage in transactions with affiliates; and
o	merge, consolidate or transfer substantially all of our assets.

Under some circumstances, including if we fail to meet certain financial tests, the indentures governing our senior notes prohibit us from borrowing the full amount of availability under our new credit facility.

        Our new credit facility also requires us to maintain specified financial ratios and satisfy some financial tests. Our ability to maintain or meet these financial ratios and tests may be affected by events beyond our control, including changes in general economic and business conditions, and we cannot assure you that we will maintain or meet these ratios and tests or that the lenders under the new credit facility will waive any failure to meet these ratios or tests. A breach of any of these covenants could result in an event of default under the new credit facility, in which case the lenders could elect to declare all amounts borrowed under the new credit facility, together with unpaid accrued interest, to be immediately due and payable and to terminate all commitments under the new credit facility.

        Risks related to our common stock

The market price of our common stock and our ability to raise equity could be adversely affected by sales of substantial amounts of common stock in the public market or the perception that such sales could occur.

        A substantial number of our shares are issuable upon the exercise of options and warrants. A substantial number of shares will be available for sale under Rule 144 by our management and other affiliates who collectively own approximately 25% of our outstanding common stock as of June 30, 2003.

        In addition, we will have a significant number of shares that are freely transferable without restriction. We had approximately 67,257,338 shares of common stock issued and outstanding as of September 17, 2003. We may, from time to time, issue and sell up to 5,000,000 additional shares of common stock through Cantor Fitzgerald pursuant to this prospectus. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing and future market prices for our common stock and could impair our ability to raise capital through the sale of equity securities in the future.

We have never paid cash dividends on our common stock.

        We have not previously paid any cash dividends on our common stock and we do not anticipate paying cash dividends on our common stock in the foreseeable future. We intend to reinvest all available funds for the development and growth of our business. In addition, our new credit facility and the indentures governing our 10% senior notes due 2007 and our 9.6% senior notes due 2012, restrict the payment of cash dividends on some types of securities.

We have outstanding preferred stock and have the ability to issue more.

        Our common stock is subordinate to all outstanding classes of preferred stock in the payment of dividends and other distributions made with respect to the common stock, including distributions upon liquidation or dissolution of Magnum Hunter. Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock without first obtaining stockholder approval, except in limited circumstances. We have previously issued several series of preferred stock. Although only the 1996 Series A Convertible Preferred Stock is currently outstanding and it is presently owned 100% by a wholly-owned subsidiary, we have the ability to resell such securities to a third party. If we designate or issue other series of preferred stock, it will create additional securities that will have dividend and liquidation preferences over the common stock. If we issue convertible preferred stock, a subsequent conversion may dilute the current common stockholders’ interest.

Anti-takeover provisions may affect your rights as a stockholder.

        Our articles of incorporation and bylaws and Nevada law include provisions that may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include authorized “blank check” preferred stock, restrictions, under some circumstances, on business combinations with stockholders who own 10% or more of our common stock and restrictions, under some circumstances, on a stockholder’s ability to vote the shares of our common stock it owns when it crosses specified thresholds of ownership. Our ability to issue preferred stock may also delay or prevent a change in control of Magnum Hunter without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. Under some circumstances, the issuance of preferred stock could depress the market price of our common stock.

        In January 1998 our Board of Directors adopted a stockholder rights plan. Under the stockholder rights plan, the rights initially represent the right to purchase one one-hundredth of a share of 1998 Series A Junior Participating Preferred Stock for $35.00 per share. The rights become exercisable only if a person or a group acquires or commences a tender offer for 15% or more of our common stock, a so-called “acquiring person.” The stockholder rights plan was amended so that Natural Gas Partners V, L.P. would not be considered an “acquiring person” by reason of our merger with Prize. Until these rights become exercisable, they attach to and trade with our common stock. The rights issued under the stockholder rights plan expire January 20, 2008.

        In addition, a change of control, as defined under the indentures relating to our senior notes, would entitle the holders of those notes to put those notes to us under the indentures and would entitle the lenders to accelerate payment of outstanding indebtedness under our new credit facility. Both of these events could discourage takeover attempts by making such attempts more expensive and requiring greater capital resources.

USE OF PROCEEDS

        Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of securities offered by this prospectus for the repayment of debt under our credit lines and for general corporate purposes. General corporate purposes may include additions to working capital, development and exploration expenditures or the financing of possible acquisitions.

        The net proceeds may be invested temporarily until they are used for their stated purpose.

DESCRIPTION OF CAPITAL STOCK

Common Stock

        We are authorized to issue up to 200,000,000 shares of common stock. As of September 17, 2003, 67, 257,338 shares were issued and outstanding, and 14,791,593 shares were reserved for issuance upon the exercise of certain outstanding warrants and options. The holders of our common stock are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by our Board of Directors from funds legally available for payment. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, and no shares of our common stock are subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up of Magnum Hunter, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of our common stock. Holders of our common stock do not have cumulative voting rights, so that holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members of our Board of Directors.

Preferred Stock

        Under our Articles of Incorporation, as amended, our Board of Directors has the power, generally without further action by the holders of our common stock, to issue up to 10,000,000 shares of preferred stock, par value $.001, in one or more series as designated by our Board of Directors and to designate the relative rights and preferences of preferred stock. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive to the interest of the holders of our common stock or other series of preferred stock.

        The following summary describes certain general terms of our authorized preferred stock. If we offer additional preferred stock, a description will be filed with the Securities and Exchange Commission and the specific terms of the preferred stock will be described in the prospectus supplement, including the following terms:

o	the series, the number of shares offered and the liquidation value of the preferred stock;
o	the price at which the preferred stock will be issued;
o	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
o	the liquidation preference of the preferred stock;

o	the voting rights of the preferred stock;
o	whether or not the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
o	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
o	any additional rights, preferences, qualifications, limitations and restrictions relating to the preferred stock.

        Our Articles of Incorporation allow our Board of Directors to issue preferred stock from time to time in one or more series, without any action being taken by our stockholders. Subject to the provisions of our Articles of Incorporation and limitations prescribed by law, our Board of Directors may adopt resolutions to issue shares of a series of our preferred stock and establish their terms. These terms may include:

o	voting powers;
o	designations;
o	preferences;
o	dividend rights;
o	dividend rates;
o	terms of redemption;
o	redemption process;
o	conversion rights; and
o	any other terms permitted to be established by our Articles of Incorporation and by applicable law.

        The preferred stock will, when issued, be fully paid and non-assessable.

        Of the 10,000,000 shares of $.001 par value preferred stock we are authorized to issue, 216,000 shares have been designated as Series A Preferred Stock, 1,000,000 shares have been designated as 1996 Series A Convertible Preferred Stock and 50,000 shares have been designated as 1999 Series A 8% Convertible Preferred Stock, although only the 1996 Series A Convertible Preferred Stock was outstanding as of September 17, 2003 (and the 1,000,000 shares outstanding are held by one of our wholly-owned subsdiaries. In connection with our stockholders’ rights plan, the Board of Directors also designated 500,000 shares of preferred stock as 1998 Series A Junior Participating Preferred Stock upon certain triggering events under the rights plan.

        As of September 17, 2003 there were outstanding 1,000,000 shares of our 1996 Series A Convertible Preferred Stock, all of which were held by our subsidiary, Canvasback Energy, Inc. The shares have a stated and liquidation value of $10 per share and pay a fixed annual cumulative dividend of 8.75% payable quarterly in arrears. The shares are convertible into shares of common stock of Magnum Hunter at a conversion price of $5.25 per share, subject to adjustments. We have an option to exchange these shares into convertible subordinated debentures of equivalent value. The holders of these shares also have the right to require us to redeem all or any part of the shares upon certain sales of all or substantially all of Magnum Hunter’s assets or upon changes in control. The holders of these shares are entitled, on all matters submitted for a vote of the holders of shares of common stock, to an as-converted number of votes.

        The issuance of additional preferred stock may have the effect of delaying or preventing a change in control of Magnum Hunter without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of our common stock. In certain circumstances, the issuance of preferred stock could depress the market price of our common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies may be obtained from Magnum Hunter.

Anti-takeover Provisions

        Certain provisions in our Articles of Incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts.

        Blank Check Preferred Stock. Our Articles of Incorporation authorize blank check preferred stock. Our Board of Directors can set the voting, redemption, conversion and other rights relating to such preferred stock and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

        Stockholders’ Rights Plan. We have a stockholders’ rights plan which was adopted in 1998. Under this plan, one right is attached to each outstanding share of common stock. The rights are exercisable only if a person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of our outstanding common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of our common stock. Each right entitles the registered holder to purchase from us one one-hundredth of a share of 1998 Series A Junior Participating Preferred Stock at an exercise price of $35. The existence of the rights may, under certain circumstances, render more difficult or discourage attempts to acquire us.

Indemnification

        The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by stockholders which limit liability of directors for breach of fiduciary duty in certain specified circumstances. The Articles of Incorporation, with certain exceptions, eliminate any personal liability of a director to Magnum Hunter or its stockholders for monetary damages for the breach of a director’s fiduciary duty, and therefore a director cannot be held liable for damages to our company or our stockholders for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he or she successfully defends himself or herself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Sales Agreement with Cantor Fitzgerald

        We plan to enter into a sales agreement with Cantor Fitzgerald pursuant to which we may issue and sell up to 5,000,000 shares of common stock from time to time through Cantor Fitzgerald, as our exclusive sales manager. The form of the sales agreement is an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. The sales, if any, of common stock made under the sales agreement will be made in privately negotiated transactions or in any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the New York Stock Exchange, on which our common stock is listed under the symbol "MHR", or sales made through a market maker other than on an exchange. Cantor Fitzgerald will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on mutually agreed upon terms between Cantor Fitzgerald and us.

        Cantor Fitzgerald will sell the shares of common stock subject to the sales agreement from time to time as agreed upon by us and Cantor Fitzgerald. Each time we wish to issue and sell shares of common stock, we will notify Cantor Fitzgerald of the proposed terms of the placement. Subject to the terms and conditions of the sales agreement, including agreement by Cantor Fitzgerald of the terms of the placement, Cantor Fitzgerald will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell all of the designated shares of common stock. We may instruct Cantor Fitzgerald not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cantor Fitzgerald will not be obligated to attempt to sell shares if the market price is below the designated price. We or Cantor Fitzgerald may suspend the offering of shares of common stock upon proper notice and subject to other conditions.

        The compensation to Cantor Fitzgerald for sales of common stock will equal a fixed commission rate of 3% of the first $25.0 million of gross proceeds of any shares sold and 2% of gross proceeds in excess of $25.0 million. The remaining sales proceeds, after deducting offering expenses and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares.

        We estimate that the total expenses of this offering payable by us, excluding commissions paid to Cantor Fitzgerald, will be approximately $35,000. This estimate includes printing, accounting and legal fees.

        Settlement for sales of common stock will occur on the third business day following the date on which any sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        In connection with the sale of common stock on our behalf, Cantor Fitzgerald is an “underwriter” within the meaning of the Securities Act, and compensation to Cantor Fitzgerald constitutes underwriting commissions. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act. Cantor Fitzgerald may engage in transactions with, or perform services for, us in the ordinary course of business.

        The offering of common stock in accordance with the sales agreement will terminate upon the earlier of:

o	the sale of all shares of common stock subject to the sales agreement; or
o	the termination of the sales agreement.

        The sales agreement may be terminated by us or Cantor Fitzgerald at any time on or after the first anniversary of the date of the sales agreement.

LEGAL MATTERS

        The validity of the issuance of the securities offered by this prospectus and any applicable prospectus supplement will be passed upon for us by Fulbright & Jaworski L.L.P., Dallas, Texas.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from Magnum Hunter’s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

        The references to the report of Ryder Scott Company, independent petroleum consultants, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Ryder Scott Company estimating proved reserves, future net cash flows from such proved reserves and the present value of such estimated future net cash flows for certain of Magnum Hunter’s properties as of December 31, 2000, and are made in reliance upon the authority of such firm as experts with respect to such matters.

        The references to the report of Cawley Gillespie & Associates, Inc., independent petroleum consultants, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Cawley Gillespie estimating proved reserves, future net cash flows from such proved reserves and the present value of such estimated future net cash flows for certain of Magnum Hunter’s properties as of December 31, 2000, and are made in reliance upon the authority of such firm as experts with respect to such matters.

        The references to the report of DeGolyer and MacNaughton, independent petroleum consultants, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of DeGolyer and MacNaughton estimating proved reserves, future net cash flows from such proved reserves and the present value of such estimated future net cash flows for certain of Magnum Hunter’s properties as of December 31, 2000, and are made in reliance upon the authority of such firm as experts with respect to such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other expenses of issuance and distribution

        The following table sets forth the expenses in connection with the issuance and distribution of the securities covered by this Registration Statement. All such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission.

Securities and Exchange Commission filing fee	$--

Printing fees and expenses	25,000

Legal fees and expenses	35,000

Accounting fees and expenses	75,000

Blue sky fees and expenses	5,000

Miscellaneous	5,000

Total	$145,000

Item 15. Indemnification of directors and officers

Magnum Hunter Resources, Inc.

        Magnum Hunter Resources, Inc. is a corporation organized under the laws of Nevada. The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by stockholders which limit liability of directors for breach of fiduciary duty under certain specified circumstances. The Articles of Incorporation, with certain exceptions, eliminate any personal liability of a director to Magnum Hunter or its stockholders for monetary damages for the breach of a director’s fiduciary duty, and therefore a director cannot be held liable for damages to Magnum Hunter or its stockholders for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he or she successfully defends himself or herself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Magnum Hunter pursuant to the foregoing provisions or otherwise, Magnum Hunter has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Registrants Organized Under the Laws of the State of Delaware

        Prize Energy Resources, L.P., a limited partnership, is organized under the laws of Delaware. Our wholly-owned subsidiary Prize Operating Company serves as its sole general partner and PEC (Delaware), Inc., also our wholly-owned subsidiary, serves as its sole limited partner. The partnership agreement of Prize Energy Resources,

L.P. provides that the partnership will indemnify PEC (Delaware), Inc. in the event that it become liable for or is required to directly or indirectly make payments with respect to any debt, liability, contract or other obligation of the partnership (except with respect to capital contributions to the partnership due under the terms of the partnership agreement).

        Canvasback Energy, Inc., Oklahoma Gas Processing, Inc., PEC (Delaware), Inc., Pintail Energy, Inc., Prize Operating Company and Redhead Energy, Inc. are incorporated under the laws of the State of Delaware. In accordance with Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, with respect to the Delaware registrants, each Delaware registrant’s certificate of incorporation includes a provision that, to the fullest extent permitted by law, limits the personal liability of its directors to that registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate or limit the liability of a director for (1) any breach of a director’s duty of loyalty to the registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, (3) paying an unlawful dividend or approving an illegal stock repurchase (as provided in Section 174 of the DGCL) or (4) any transaction from which the director derived an improper personal benefit.

        Under Section 145 of the DGCL, each Delaware registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, each Delaware registrant may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person at issue acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of such registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

        In the case of an action by or in the right of a Delaware registrant, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to that registrant unless and only to the extent that the appropriate court shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL further provides that to the extent a present or former director or officer of the applicable Delaware registrant has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter in such action, suit or proceeding, that person shall be indemnified against the related expenses (including attorneys’ fees) actually and reasonably incurred.

        Each Delaware registrant also has the power to purchase and maintain insurance on behalf of any person covering any liability incurred in that person’s capacity as a director, officer, employee or agent of such registrant, or in such capacity for another enterprise at such registrant’s request, or arising out of that person’s status as such, whether or not that registrant would have the power to indemnify against the liability.

        The certificate of incorporation and bylaws of each Delaware registrant provide that the applicable registrant will indemnify its officers and directors and former officers and directors against any expenses, liability or loss reasonably incurred or suffered by such persons as a result of having acted as an officer or director of that registrant, or, at the request of that registrant, as an officer, director, agent or employee of another business entity.

Registrants Organized Under the Laws of the State of Texas

        ConMag Energy Corporation, Gruy Petroleum Management Co., Hunter Gas Gathering, Inc., Magnum Hunter Production, Inc., and TrapMar Properties, Inc. are incorporated under the laws of the State of Texas.

        Under Articles 2.02(16) and 2.02-1 of the Texas Business Corporation Act, each Texas registrant generally has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, employee benefit plan, other entity or other enterprise. Depending on the character of the proceeding, a corporation generally may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. Specifically, in cases not concerning conduct in a person’s official capacity, such person generally may be indemnified so long as such person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. In all other cases, a person generally may be indemnified so long as such person acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the corporation. In the case of any criminal proceeding, a person generally may be indemnified if such person had no reasonable cause to believe such person’s conduct was unlawful. Indemnification is mandatory if an officer or director is wholly or partially successful on the merits or otherwise in defense of any proceeding.

        The articles of incorporation or bylaws of each Texas registrant generally provide that the applicable registrant will indemnify its officers and directors and former officers and directors against any expenses, liability or loss reasonably incurred or suffered by such persons as a result of having acted as an officer or director of that registrant, or, at the request of that registrant, as an officer, director, agent or employee of another business entity.

Item 16. Exhibits

        The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement (debt securities)
1.2*	Form of Underwriting Agreement (preferred stock)
1.3*	Form of Underwriting Agreement (common stock)
1.4*	Form of Underwriting Agreement (warrants)
1.5+	Form of Sales Agreement between Magnum Hunter Resources, Inc. and Cantor Fitzgerald & Co.
4.1	Articles of Incorporation (Incorporated by reference to Registration Statement on Form S-18, File No. 33-30298-D)
4.2	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Form 10-K for the year ended December 31, 1990)
4.3	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Registration Statement on Form SB-2, File No. 33-66190)
4.4	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Registration Statement on Form S-3, File No. 333-30453)
4.5	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Form 10-K for the year ended December 31, 2001)

4.6	By-Laws, as Amended (Incorporated by reference to Registration Statement on Form SB-2, File No. 33- 66190)
4.7	Amendment to By-Laws (Incorporated by reference to Registration Statement on Form S-4, File No. 333- 76774)
4.8	Certificate of Designation of 1996 Series A Preferred Stock (Incorporated by reference to Form 8-K dated December 26, 1996, filed January 3, 1997)
4.9	Amendment to Certificate of Designation for 1996 Series A Convertible Preferred Stock (Incorporated by reference to Registration Statement on Form S-3, File No. 333-30453)
4.10	Form of Warrant Agreement by and between Magnum Hunter Resources, Inc. and American Stock Transfer & Trust Company, as warrant agent (Incorporated by reference to Registration Statement on Form S-3, File No. 333-82552)
4.11	Form of Warrant Agreement by and between Midland Resources, Inc. and Stock Transfer Company of America, Inc., as warrant agent, dated November 1, 1990 (Incorporated by reference to Registration Statement on Form S-3, File No. 333-83376)
4.12	Form of Warrant Agreement by and between Vista Energy Resources, Inc. and American Stock Transfer & Trust Company, as warrant agent, dated October 28, 1998 (Incorporated by reference to Registration Statement on Form S-3, File No. 333-83376)
4.13	Indenture dated May 29, 1997 between Magnum Hunter Resources, Inc., the subsidiary guarantors named therein and First Union National Bank of North Carolina, as Trustee (Incorporated by reference to Registration Statement on Form S-4, File No. 333-2290)
4.14	Supplemental Indenture dated January 27, 1999 between Magnum Hunter Resources, Inc., the subsidiary guarantors named therein and First Union National Bank of North Carolina, as Trustee (Incorporated by reference to Form 10-K for the fiscal year-end December 31, 1998 filed April 14, 1999)
4.15	Form of 10% Senior Note due 2007 (Incorporated by reference to Registration Statement on Form S-4, File No. 333-2290)
4.16	Indenture, dated March 15, 2002, between Magnum Hunter Resources, Inc., the subsidiary guarantors named therein and Bankers Trust Company, as Trustee (Incorporated by reference to Form 10-K for the year ended December 31, 2001)
4.17	Shareholder Rights Agreement dated as of January 6, 1998 by and between Magnum Hunter Resources, Inc. and Securities Transfer Corporation, as Rights Agent (Incorporated by reference to Form 8-K, filed January 9, 1998)
4.18	Form of Subordinated Indenture (Incorporated by reference to the Registration Statement on Form S-3, File No. 33-45552)
4.19++	Form of Senior Indenture
4.20*	Form of subsidiary guarantee
4.21*	Form of debt securities
4.22*	Form of warrants
4.23*	Form of Depositary Agreement
4.24*	Form of depositary receipt
5.1+	Opinion of Fulbright & Jaworski L.L.P.
12.1++	Calculation of Ratio of Earnings to Fixed Charges and of Ratio of Fixed Charges Plus Preference Dividends to Earnings
23.1+	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)
23.2+	Consent of Deloitte &Touche L.L.P.
23.3+	Consent of Ryder Scott Company
23.4+	Consent of Cawley Gillespie &Associates, Inc.
23.5+	Consent of DeGolyer and MacNaughton
24.1++	Powers of Attorney (included on signature page)
25.1*	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture
25.2*	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

        +   Filed herewith.

        ++   Previously filed with the Company's Registration Statement on Form S-3 (Reg. No. 333-109188), filed on September 26, 2003.

        *    The Company will file as an exhibit to a Current Report on Form 8-K (i) any form of Debt Securities, Securities Warrant Agreement or Securities Warrants, Depositary Receipts or Depositary Agreement, Subsidiary Guarantee and any Preferred Stock certificate or certificate of designations, (ii) any form of underwriting agreement or sales agreement to be used in connection with an offering of securities, (iii) any opinions of Fulbright & Jaworski L.L.P. not previously filed and (iv) any statement of eligibility of a trustee in connection with an offering of Debt Securities.

Item 17. Undertakings

(a) Rule 415 Offerings

        Each undersigned registrant does hereby undertake:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which has been registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to the information in the Registration Statement;

        provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Magnum Hunter Resources, Inc.‘s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)     Request for acceleration of effective date

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to this Item 15, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)     Registration statement permitted by Rule 430A

        Each undersigned registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it is declared effective.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

(j)     Qualification of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings

Each registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving and State of Texas, on October 27, 2003.

MAGNUM HUNTER RESOURCES, INC.

By: /s/ Gary C. Evans Gary C. Evans Chairman of the Board, President and Chief Executive Officer

GUARANTOR REGISTRANTS

CANVASBACK ENERGY, INC.

By: /s/ Gary C. Evans Gary C. Evans Chief Executive Officer

CONMAG ENERGY CORPORATION

By: /s/ Gary C. Evans Gary C. Evans Chief Executive Officer

GRUY PETROLEUM MANAGEMENT CO.

By: /s/ Gary C. Evans Gary C. Evans Chief Executive Officer

HUNTER GAS GATHERING, INC.

By: /s/ Gary C. Evans Gary C. Evans Chief Executive Officer

MAGNUM HUNTER PRODUCTION, INC.

By: /s/ Gary C. Evans Gary C. Evans Chief Executive Officer

OKLAHOMA GAS PROCESSING, INC.

By: /s/ Gary C. Evans Gary C. Evans Chief Executive Officer

PEC (DELAWARE), INC.

By: /s/ Gary C. Evans Gary C. Evans Chief Executive Officer

PINTAIL ENERGY, INC.

By: /s/ Gary C. Evans Gary C. Evans Chief Executive Officer

PRIZE ENERGY RESOURCES, L.P.

By: PEC Operating Company, its general partner By: /s/ Gary C. Evans Gary C. Evans Chief Executive Officer

PRIZE OPERATING COMPANY

By: /s/ Gary C. Evans Gary C. Evans Chief Executive Officer

REDHEAD ENERGY, INC.

By: /s/ Gary C. Evans Gary C. Evans Chief Executive Officer

TRAPMAR PROPERTIES, INC.

By: /s/ Gary C. Evans Gary C. Evans Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons, in the capacities and on the date indicated on the 27th day of October, 2003.

Magnum Hunter Resources, Inc.

Signature	Title
/s/ Gary C. Evans Gary C. Evans	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Chris Tong Chris Tong	Senior Vice President and Chief Financial Officer (Principal Accounting Officer)

* Gerald W. Bolfing	Director

* Jerry Box	Director

* James R. Latimer, III	Director

* Matthew C. Lutz	Director

* John H. Trescot, Jr.	Director

* James E. Upfield	Director

*By: Gary C. Evans Gary C. Evans as attorney-in-fact for the persons indicated pursuant to powers of attorney dated September 26, 2003.

Canvasback Energy, Inc.
/s/ Gary C. Evans Gary C. Evans	Director and Chief Executive Officer (Principal Executive Officer)
/s/Chris Tong Chris Tong	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ David S. Krueger David S. Krueger	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Richard R. Frazier Richard R. Frazier	Director, President and Chief Operating Officer
ConMag Energy Corporation
/s/ Gary C. Evans Gary C. Evans	Director and Chief Executive Officer (Principal Executive Officer)
/s/Chris Tong Chris Tong	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ David S. Krueger David S. Krueger	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Richard R. Frazier Richard R. Frazier	Director, President and Chief Operating Officer
Gruy Petroleum Management Co.
/s/ Gary C. Evans Gary C. Evans	Director and Chief Executive Officer (Principal Executive Officer)
/s/Chris Tong Chris Tong	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ David S. Krueger David S. Krueger	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Richard R. Frazier Richard R. Frazier	Director, President and Chief Operating Officer
Hunter Gas Gathering, Inc.
/s/ Gary C. Evans Gary C. Evans	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/Chris Tong Chris Tong	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ David S. Krueger David S. Krueger	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Richard R. Frazier Richard R. Frazier	Director and Chief Operating Officer
Magnum Hunter Production, Inc.
/s/ Gary C. Evans Gary C. Evans	Director and Chief Executive Officer (Principal Executive Officer)
/s/Chris Tong Chris Tong	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ David S. Krueger David S. Krueger	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Richard R. Frazier Richard R. Frazier	Director, President and Chief Operating Officer
Oklahoma Gas Processing, Inc.
/s/ Gary C. Evans Gary C. Evans	Director and Chief Executive Officer (Principal Executive Officer)
/s/Chris Tong Chris Tong	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ David S. Krueger David S. Krueger	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Richard R. Frazier Richard R. Frazier	Director, President and Chief Operating Officer
PEC (Delaware), Inc.
/s/ Gary C. Evans Gary C. Evans	Director and Chief Executive Officer (Principal Executive Officer)
/s/Chris Tong Chris Tong	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ David S. Krueger David S. Krueger	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Richard R. Frazier Richard R. Frazier	Director, President and Chief Operating Officer
Pintail Energy, Inc.
/s/ Gary C. Evans Gary C. Evans	Director and Chief Executive Officer (Principal Executive Officer)
/s/Chris Tong Chris Tong	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ David S. Krueger David S. Krueger	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Richard R. Frazier Richard R. Frazier	Director, President and Chief Operating Officer
PEC Operating Company, as general partner of Prize Energy Resources, L.P.
/s/ Gary C. Evans Gary C. Evans	Director and Chief Executive Officer (Principal Executive Officer)
/s/Chris Tong Chris Tong	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ David S. Krueger David S. Krueger	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Richard R. Frazier Richard R. Frazier	Director, President and Chief Operating Officer
Prize Operating Company
/s/ Gary C. Evans Gary C. Evans	Director and Chief Executive Officer (Principal Executive Officer)
/s/Chris Tong Chris Tong	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ David S. Krueger David S. Krueger	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Richard R. Frazier Richard R. Frazier	Director, President and Chief Operating Officer
Redhead Energy, Inc.
/s/ Gary C. Evans Gary C. Evans	Director and Chief Executive Officer (Principal Executive Officer)
/s/Chris Tong Chris Tong	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ David S. Krueger David S. Krueger	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Richard R. Frazier Richard R. Frazier	Director, President and Chief Operating Officer
TrapMar Properties, Inc.
/s/ Gary C. Evans Gary C. Evans	Director and Chief Executive Officer (Principal Executive Officer)
/s/Chris Tong Chris Tong	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ David S. Krueger David S. Krueger	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Richard R. Frazier Richard R. Frazier	Director, President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement (debt securities)
1.2*	Form of Underwriting Agreement (preferred stock)
1.3*	Form of Underwriting Agreement (common stock)
1.4*	Form of Underwriting Agreement (warrants)
1.5+	Form of Sales Agreement between Magnum Hunter Resources, Inc. and Cantor Fitzgerald & Co.
4.1	Articles of Incorporation (Incorporated by reference to Registration Statement on Form S-18, File No. 33-30298-D)
4.2	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Form 10-K for the year ended December 31, 1990)
4.3	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Registration Statement on Form SB-2, File No. 33-66190)
4.4	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Registration Statement on Form S-3, File No. 333-30453)
4.5	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Form 10-K for the year ended December 31, 2001)
4.6	By-Laws, as Amended (Incorporated by reference to Registration Statement on Form SB-2, File No. 33- 66190)
4.7	Amendment to By-Laws (Incorporated by reference to Registration Statement on Form S-4, File No. 333- 76774)
4.8	Certificate of Designation of 1996 Series A Preferred Stock (Incorporated by reference to Form 8-K dated December 26, 1996, filed January 3, 1997)
4.9	Amendment to Certificate of Designation for 1996 Series A Convertible Preferred Stock (Incorporated by reference to Registration Statement on Form S-3, File No. 333-30453)
4.10	Form of Warrant Agreement by and between Magnum Hunter Resources, Inc. and American Stock Transfer & Trust Company, as warrant agent (Incorporated by reference to Registration Statement on Form S-3, File No. 333-82552)
4.11	Form of Warrant Agreement by and between Midland Resources, Inc. and Stock Transfer Company of America, Inc., as warrant agent, dated November 1, 1990 (Incorporated by reference to Registration Statement on Form S-3, File No. 333-83376)
4.12	Form of Warrant Agreement by and between Vista Energy Resources, Inc. and American Stock Transfer & Trust Company, as warrant agent, dated October 28, 1998 (Incorporated by reference to Registration Statement on Form S-3, File No. 333-83376)
4.13	Indenture dated May 29, 1997 between Magnum Hunter Resources, Inc., the subsidiary guarantors named therein and First Union National Bank of North Carolina, as Trustee (Incorporated by reference to Registration Statement on Form S-4, File No. 333-2290)
4.14	Supplemental Indenture dated January 27, 1999 between Magnum Hunter Resources, Inc., the subsidiary guarantors named therein and First Union National Bank of North Carolina, as Trustee (Incorporated by reference to Form 10-K for the fiscal year-end December 31, 1998 filed April 14, 1999)
4.15	Form of 10% Senior Note due 2007 (Incorporated by reference to Registration Statement on Form S-4, File No. 333-2290)
4.16	Indenture, dated March 15, 2002, between Magnum Hunter Resources, Inc., the subsidiary guarantors named therein and Bankers Trust Company, as Trustee (Incorporated by reference to Form 10-K for the year ended December 31, 2001)
4.17	Shareholder Rights Agreement dated as of January 6, 1998 by and between Magnum Hunter Resources, Inc. and Securities Transfer Corporation, as Rights Agent (Incorporated by reference to Form 8-K, filed January 9, 1998)
4.18	Form of Subordinated Indenture (Incorporated by reference to the Registration Statement on Form S-3, File No. 33-45552)
4.19++	Form of Senior Indenture
4.20*	Form of subsidiary guarantee

4.21*	Form of debt securities
4.22*	Form of warrants
4.23*	Form of Depositary Agreement
4.24*	Form of depositary receipt.
5.1+	Opinion of Fulbright &Jaworski L.L.P.
12.1++	Calculation of Ratio of Earnings to Fixed Charges and of Ratio of Fixed Charges Plus Preference Dividends to Earnings
23.1+	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)
23.2+	Consent of Deloitte & Touche L.L.P.
23.3+	Consent of Ryder Scott Company
23.4+	Consent of Cawley Gillespie & Associates, Inc.
23.5+	Consent of DeGolyer and MacNaughton
24.1++	Powers of Attorney (included on signature page)
25.1*	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture
25.2*	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

        +   Filed herewith.

        ++   Previously filed with the Company's Registration Statement on Form S-3 (Reg. No. 333-109188), filed on September 26, 2003.

        *    The Company will file as an exhibit to a Current Report on Form 8-K (i) any form of Debt Securities, Securities Warrant Agreement or Securities Warrants, Depositary Receipts or Depositary Agreement, Subsidiary Guarantee and any Preferred Stock certificate or certificate of designations, (ii) any form of underwriting agreement or sales agreement to be used in connection with an offering of securities, (iii) any opinions of Fulbright & Jaworski L.L.P. not previously filed and (iv) any statement of eligibility of a trustee in connection with an offering of Debt Securities.